As filed with the Securities and Exchange Commission on October 6, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEWITT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0851756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Half Day Road

Lincolnshire, Illinois 60069

(847) 295-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Ryan

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, Illinois 60069

(847) 295-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Profusek

Jones Day

222 East 41st Street

New York, New York 10017

(212) 326-3800

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2.50% Convertible Senior Notes due October 1, 2010	$110,000,000(1)	100%(2)	$110,000,000(2)	$13,937(3)
Hewitt Class A Common Stock, par value $0.01 per share	(4)	N/A	N/A	(5)

(1)	Equals the aggregate principal amount of notes that were originally issued by Exult, Inc. on September 30, 2003 and October 10, 2003.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any. The fee is calculated on the basis of the offering price of the 2.50% Convertible Senior Notes due October 1, 2010 alone.
(3)	The 2.50% Convertible Senior Notes due October 1, 2010 were previously registered by Exult, Inc. under Registration Statement No. 333-110992. A registration fee in the amount of $8,899 was previously paid by Exult, Inc. under the foregoing Registration Statement and is being offset against the currently due filing fee pursuant to Rule 457(p).
(4)	Includes 1,870,748 shares of the Hewitt Class A common stock, par value $0.01, issuable upon conversion of the 2.50% Convertible Senior Notes due October 1, 2010 registered hereby at the rate of 17.0068 shares of the Hewitt Class A common stock per $1,000 principal amount of 2.50% Convertible Senior Notes due October 1, 2010. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.
(5)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, no additional registration fee is required with respect to the shares of common stock issuable upon conversion of the 2.50% Convertible Senior Notes due October 1, 2010 because no additional consideration will be received upon conversion.

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains a prospectus relating to the resale by selling securityholders of the 2.5% Convertible Senior Notes due October 1, 2010 and the shares of Hewitt Associates, Inc. Class A common stock, par value $0.01 per share, issuable upon conversion of such notes. The notes were originally issued by Exult, Inc. and were previously registered on Registration Statement No. 333-110992. On October 1, 2004, Eagle Merger Corp., a wholly owned subsidiary of Hewitt Associates, Inc., merged with and into Exult, Inc. resulting in Exult, Inc. becoming a wholly owned subsidiary of Hewitt Associates, Inc. On October 1, 2004, Hewitt Associates, Inc. agreed to become a co-obligor and co-issuer of the notes. Hewitt Associates, Inc. intends to merge Exult, Inc. with and into Hewitt Associates, Inc. on or about October 29, 2004, at which time Hewitt Associates, Inc. will be the sole obligor of the notes. The prospectus contained in this Registration Statement describes the notes as if the merger of Exult, Inc. with and into Hewitt Associates, Inc. has already been completed.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 6, 2004

PRELIMINARY PROSPECTUS

$110,000,000

HEWITT ASSOCIATES, INC.

2.50% Convertible Senior Notes due October 1, 2010

and

Shares of Hewitt Associates, Inc. Class A Common Stock

Issuable Upon Conversion of the Notes

Exult, Inc. issued and sold $110.0 million aggregate principal amount of its 2.50% Convertible Senior Notes due October 1, 2010 in private placement transactions on September 30, 2003 and October 10, 2003. On October 1, 2004, Exult became a wholly owned subsidiary of Hewitt Associates, Inc. pursuant to the completion of the merger contemplated by the Agreement and Plan of Merger dated as of June 15, 2004 between Exult, Hewitt and Eagle Merger Corp. Pursuant to a supplemental indenture to the indenture under which the notes were issued, Hewitt Associates, Inc. became a co-obligor on the notes, jointly and severally, with Exult, Inc. and agreed to issue shares of its Class A common stock upon conversion of the notes. On or about October 29, 2004, Hewitt intends to merge Exult with and into Hewitt, at which time Hewitt will become the sole obligor of the notes. This prospectus describes the notes and related obligations as if such merger has been completed. This prospectus may be used by selling securityholders to resell their notes and the Hewitt Class A common stock issuable upon conversion of their notes. Hewitt will not receive any proceeds from this offering. This prospectus and the documents incorporated by reference herein provide a description of the notes and the Hewitt Class A common stock issuable upon conversion of the notes that the selling securityholders may offer from time to time.

The notes will mature on October 1, 2010. Hewitt will pay interest on the notes on April 1 and October 1 of each year. The notes will rank equally with all of Hewitt’s existing and future senior unsecured debt and will be effectively subordinated to all liabilities of each of its subsidiaries.

The notes are convertible into shares of Hewitt Class A common stock at any time before the close of business on the date of their maturity, unless the notes have previously been redeemed or repurchased, if (1) the price of Hewitt’s Class A common stock issuable upon conversion of a note reaches a specified threshold, (2) the notes are called for redemption, (3) specified corporate transactions occur or (4) the trading price of the notes falls below certain thresholds.

The initial conversion rate is 17.0068 shares of Hewitt Class A common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to an initial conversion price of approximately $58.80 per share.

On or after October 5, 2008, Hewitt has the option to redeem all or a portion of the notes that have not been previously converted or repurchased at a redemption price of 100% of the principal amount of the notes plus accrued interest and liquidated damages owed, if any, to the redemption date. Holders have the option, subject to certain conditions, to require Hewitt to repurchase any notes held by the holder on October 1, 2008 or upon a change in control as described in this prospectus, at a price equal to 100% of the principal amount of the notes plus accrued interest and liquidated damages owed, if any, to the date of purchase.

The notes initially were sold to qualified institutional buyers and are eligible for trading in the PORTALSM Market of the National Association of Securities Dealers, Inc. However, notes sold by means of this prospectus are not eligible for trading in the PORTAL market. Hewitt does not intend to list the notes for trading on any national securities exchange or automated quotation system. Hewitt’s Class A common stock is traded on the New York Stock Exchange under the symbol “HEW.” On October 4, 2004, the last reported sale price of Hewitt’s Class A common stock on the New York Stock Exchange was $27.20 per share.

Investing in the notes and Hewitt Class A common stock involves a high degree of risk. See “ Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2004.

About This Prospectus

This prospectus is part of a registration statement that Hewitt filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. Under this prospectus, as supplemented from time to time by a prospectus supplement, the selling securityholders from time to time may sell the securities described in this prospectus in one or more offerings. This prospectus, as supplemented by any prospectus supplement, provides you with a general description of the securities the selling securityholders may offer. Each time a selling securityholder sells securities, the selling securityholder is required to provide you with this prospectus and, if applicable, a prospectus supplement containing specific information about the selling securityholder and the terms of the offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the offering. Any prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Hewitt has not authorized anyone to give any information or make any representation about it that is different from or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference into this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applied. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in Hewitt’s affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

PROSPECTUS SUMMARY

The following summary provides an overview of selected information about Hewitt and the offering and may not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information, including the financial data and related notes, included or incorporated by reference in this prospectus. You should carefully consider all such information, including the information under the caption “Risk Factors,” before making an investment decision.

When used in this prospectus, the term “Hewitt” refers to the business of Hewitt Associates, Inc. and its subsidiaries (excluding Exult), and with respect to the period prior to May 31, 2002, the business of Hewitt Associates LLC, its subsidiaries and its then affiliates, Hewitt Financial Services LLC and Sageo LLC. The term “Hewitt Holdings’ owners” is used in this prospectus to refer to the individuals who are members of Hewitt Holdings LLC, most of whom are Hewitt’s employees. The term “initial stockholders” is used in this prospectus to refer to Hewitt Holdings’ owners and the former partners of Bacon & Woodrow, an actuarial and benefits consulting firm in the United Kingdom which Hewitt acquired on June 5, 2002. The term “key employees” refers to those employees of Hewitt who received key employee stock awards in connection with Hewitt’s initial public offering and the key employees of Bacon & Woodrow who received Class A common stock in connection with Hewitt’s acquisition of Bacon & Woodrow. The term “Exult” refers to Exult, Inc., together with its consolidated subsidiaries.

Hewitt Associates, Inc.

Hewitt is a leading global provider of human resources outsourcing and consulting services. In fiscal 2003, Hewitt provided services to more than 2,600 clients. Of Hewitt’s $2.0 billion of net revenues in 2003, 63% was generated in its outsourcing business and 37% was generated in its consulting business. Hewitt’s outsourcing business is comprised of its three core benefits administration services: defined benefit, defined contribution and health and welfare, its payroll administration services, and its workforce management solution. Hewitt’s consulting business is comprised of three service areas: health management, retirement and financial management, and talent and organization consulting.

Hewitt has provided its outsourcing services primarily to companies with complex human resources programs and over 10,000 employees. As of September 30, 2003, Hewitt provided benefit outsourcing services to approximately 270 clients (typically through three-to five-year contracts) representing a total of approximately 410 benefit services. Through its outsourcing business, Hewitt applies its human resources expertise and employs its integrated technology systems to administer clients’ human resources programs: benefits, payroll and workforce management.

Through its consulting business, Hewitt provides a wide array of consulting and actuarial services covering the design, implementation, communication and operation of health and welfare, compensation and retirement plans, and broader human resources programs and processes.

The principal executive offices of Hewitt are located in the 100 Half Day Road, Lincolnshire, Illinois 60069, and its telephone number is (847) 295-5000. Additional information about Hewitt and its subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 64.

Recent Developments

The merger contemplated by the Agreement and Plan of Merger dated as of June 15, 2004 between Exult, Hewitt and Eagle Merger Corp. was consummated on October 1, 2004 when Eagle Merger Corp., a wholly owned subsidiary of Hewitt, merged with and into Exult, and Exult became a wholly owned subsidiary of Hewitt. Pursuant to the merger agreement, each share of Exult common stock outstanding immediately prior to the effective time of the merger was converted into 0.2 shares of Hewitt Class A common stock. In addition, in connection with the merger, Hewitt, Exult and the trustee entered into a supplemental indenture, under which Hewitt agreed to be a co-obligor, jointly and severally, of the notes and to issue shares of Hewitt Class A common stock upon conversion of the notes. A copy of the Agreement and Plan of Merger is attached as Exhibit 10.1 to Hewitt’s Current Report on Form 8-K filed with the SEC on June 18, 2004. On or about October 29, 2004, Hewitt intends to merge Exult with and into Hewitt, at which time Hewitt will become the sole obligor on the notes.

The Notes

Issuer	Hewitt Associates, Inc.

Securities Offered	$110,000,000 principal amount of Hewitt’s 2.50% Convertible Senior Notes due October 1, 2010, and shares of Hewitt Class A common stock issuable upon conversion of the notes.

Interest	The notes bear interest at an annual rate of 2.50% on the aggregate outstanding principal amount, payable semi-annually in arrears on April 1 and October 1 of each year.

Conversion

Unless Hewitt has previously redeemed or repurchased the notes, you will have the right, at your option, to convert your notes, in whole or in part, into shares of Hewitt Class A common stock prior to maturity at an initial conversion rate of 17.0068 shares of Hewitt Class A common stock per $1,000 principal amount of notes (which is equivalent to a conversion price of approximately $58.80 per share), subject to adjustments described herein, as follows:

•	if, on or prior to March 31, 2008, the closing sale price of Hewitt’s Class A common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of any fiscal quarter is more than 110% of the then current conversion price of the notes, then you will have such conversion right in the following fiscal quarter;

•	if, on any date after March 31, 2008, the closing sale price of Hewitt’s Class A common stock is more than 110% of the then current conversion price of the notes, then you will have such conversion right at all times thereafter;

•	if Hewitt elects to call the notes for redemption on or after October 5, 2008, you will have the right to convert the notes (or the portion of the notes called for redemption, if less than all) until the close of business on the business day prior to the redemption date;

•	if Hewitt distributes to all or substantially all holders of Hewitt Class A common stock rights, options or warrants entitling them to purchase Hewitt Class A common stock at less than the closing sale price of Hewitt Class A common stock on the day preceding the declaration of such distribution, then once Hewitt has given notice, you will have such conversion right until a specified date unless you may participate in the distribution without converting your notes; or

•	if Hewitt becomes a party to a consolidation, merger or sale of all or substantially all of its assets that constitutes a change in control as defined in “Description of Notes—Repurchase at Option of Holders Upon a Change in Control,” or such an event occurs that would have been a change in control but for certain exceptions to the definition of change in control as specified in “Description of Notes—Conversion Rights,” then you will have such conversion right beginning 15 days prior to the anticipated effective date of the transaction until 15 days following its effective date.

You may also convert your notes for the five business day period after any five consecutive trading-day period in which the average trading prices for the notes for such five trading-day period is less than 95% of the average conversion value (as defined in this prospectus) for the notes during that period; provided, however, if, at the time of the conversion, the closing sale price of shares of Hewitt Class A common stock is greater than the then current conversion price of the notes and less than or equal to 110% of the then current conversion price of the notes, you surrender your notes for conversion and the notes are not otherwise convertible, you will receive, at Hewitt’s option, through October 4, 2008, cash or shares of Hewitt Class A common stock with a value equal to the principal amount of your notes on such conversion date. If Hewitt elects to pay you in shares of Hewitt Class A common stock, the shares of Hewitt Class A common stock will be valued at 100% of the average closing sale price for the five trading days ending on the third trading day preceding the conversion date. If you convert notes pursuant to this paragraph and the conversion date occurs on or after October 5, 2008, then you will receive cash equal to the principal amount of the notes on such conversion date and Hewitt will not have the option to pay you in shares of Hewitt Class A common stock.

The conversion rate is subject to adjustment upon certain events. See “Description of Notes—Conversion of Notes.”

Ranking	The notes:

•	are Hewitt’s senior unsecured obligations, and

•	rank equally with all of Hewitt’s existing and future senior unsecured indebtedness.

The notes are effectively subordinated to any of Hewitt’s current and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and to any liabilities of Hewitt’s subsidiaries, to the extent of the assets of those subsidiaries. As of June 30, 2004, the aggregate amount of liabilities of Hewitt’s subsidiaries, excluding intercompany liabilities, was approximately $799 million. The indenture under which the notes were issued does not restrict the incurrence of debt by Hewitt or any of its subsidiaries.

Global Notes; Book-Entry System

The notes were issued in fully registered form in minimum denominations of $1,000. The notes are evidenced by global notes deposited with the trustee for the notes, as custodian for the Depository Trust Company, or DTC. Beneficial interests in the global notes are shown on, and transfers of those beneficial interests can only be made through records maintained by DTC and its participants. See “Description of Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”

Optional Redemption by Exult

On or after October 5, 2008, Hewitt has the option to redeem all or a portion of the notes at 100% of the principal amount of the notes plus accrued interest and liquidated damages owed, if any, to the redemption date. See “Description of Notes—Optional Redemption.”

Purchase of the Notes at the Option of the Holder

You may require Hewitt to repurchase all or a portion of the notes in cash on October 1, 2008 at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest and liquidated damages owed, if any, to the date of repurchase. See “Description of the Notes—Purchase of Notes at the Option of the Holder.”

Repurchase at the Option of the Holders upon a Change in Control

Upon a change in control (as defined in this prospectus), you will have the right, subject to conditions and restrictions, to require Hewitt to repurchase some or all of your notes at a price equal to 100% of the principal amount plus accrued and unpaid interest and liquidated damages owed, if any, to the repurchase date. The repurchase price is payable in cash or, at Hewitt’s option, subject to certain circumstances, in shares of Hewitt Class A common stock, valued at 95% of the average closing sales prices of the Hewitt Class A common stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date. See “Description of Notes—Repurchase at Option of Holders upon a Change in Control.”

Use of Proceeds	Hewitt will not receive any of the proceeds from the sale by any selling securityholder of the notes or the Hewitt Class A common stock into which the notes may be converted. See “Use of Proceeds.”

Events of Default	The following are events of default under the indenture for the notes:

•	Hewitt fails to pay interest or liquidated damages, if any, when due, continued for 30 days;

•	Hewitt fails to pay principal when due;

•	Hewitt or any of its subsidiaries fails to pay when due, either at its stated maturity or upon acceleration, any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed, or any guarantee thereof, by Hewitt or by any of its subsidiaries, in an aggregate principal amount in excess of $20.0 million and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after written notice to Hewitt by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	Hewitt fails to deliver notice of a change in control;

•	Hewitt fails to deliver shares of Hewitt Class A common stock within 10 days after such Hewitt Class A common stock is required to be delivered upon conversion of a note as provided in the indenture;

•	Hewitt breaches or fails to perform any other covenant or agreement in the indenture applicable to the notes, which breach or failure continues for 60 days after written notice to Hewitt by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding; and

•	specific events relating to Hewitt or any of its subsidiaries’ bankruptcy, insolvency or reorganization.

Trustee	J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)

Trading of Notes; Listing of Hewitt Class A Common Stock

The notes issued in the private placement are eligible for trading on the PORTALSM Market of the National Association of Securities Dealers, Inc. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the Portal Market. Hewitt does not intend to list the notes on any national exchange, and Hewitt cannot assure you that any active or liquid market will develop for the notes. Hewitt’s Class A common stock is traded on the New York Stock Exchange under the symbol “HEW.”

Governing Law	The indenture and the notes are governed by the laws of the State of New York.

Risk Factors

In analyzing an investment in the notes and Hewitt Class A common stock offered by this prospectus, investors should carefully consider, along with other information contained or incorporated in this prospectus, the information set forth under “Risk Factors.”

Ratio of Earnings to Fixed Charges

The following table sets forth Hewitt’s ratio of earnings to fixed charges on a consolidated basis for the years ended September 30, 1999, 2000, 2001, 2002 and 2003 and the nine months ended June 30, 2004.

	Year Ended September 30, 1999	Year Ended September 30, 2000	Year Ended September 30, 2001	Year Ended September 30, 2002	Year Ended September 30, 2003	Nine Months Ended June 30, 2004
Ratio of Earnings to Fixed Charges(1)	5.8x	5.3x	5.0x	5.5x	4.0x	4.5x

(1)	For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents (a) income before taxes, minority interest, and income (loss) from equity investees plus (b) amortization of capitalized interest, (c) distributed income of equity investees, and (f) fixed charges, minus interest capitalized. “Fixed charges” consists of interest expensed and capitalized plus the portion of rental expense considered to be a reasonable approximation of interest. Effective October 1, 2002, Hewitt ceased recording goodwill amortization expense as required by SFAS No. 142. The ratios shown for the years ended September 30, 1999 through 2002, include goodwill amortization expense.

RISK FACTORS

An investment in the notes and the Hewitt Class A common stock issuable upon conversion of the notes involves a high degree of risk. Before purchasing the notes you should carefully consider the risk factors set forth below, as well as the other information included in this prospectus and the information incorporated herein by reference.

Risks Related to Hewitt’s Business

A successful integration of Exult may be difficult and Hewitt may not be able to realize any or all of the anticipated benefits of the merger.

Hewitt expects that the process of integrating Exult’s business into Hewitt may be relatively difficult and will require significant attention from management. Efficient cooperation between Hewitt and Exult following the merger will be crucial for a successful integration of Exult’s business. There can be no assurance that Exult’s business will be integrated into Hewitt in a timely and efficient manner or that any of the anticipated benefits of the merger will be realized. Failure to do so could materially harm the business and operating results of the combined company.

In order to facilitate the integration of Exult into Hewitt, Exult entered into retention agreements with certain key employees of Exult pursuant to which these key employees have agreed to remain employed with Exult or Hewitt for specified time periods after the merger. However, there can be no assurance that these key employees will not terminate their employment with Exult before the expiration of their retention agreements or agree to continued employment with the combined company after the expiration of their retention agreements

In addition, the merger could cause uncertainty among Hewitt’s current clients and potential clients, such that current clients may reduce services from Hewitt and Hewitt’s ability to attract new clients may be inhibited.

The outsourcing and consulting markets are highly competitive, and if Hewitt is not able to compete effectively its revenues and profit margins will be adversely affected.

The outsourcing and consulting markets in which Hewitt operates include a large number of service providers and are highly competitive. Many of Hewitt’s competitors are expanding the services they offer in an attempt to gain additional business. Some of Hewitt’s competitors have greater financial, technical and marketing resources, larger customer bases, greater name recognition, stronger international presence and more established relationships with their customers and suppliers than Hewitt has. Large and well capitalized competitors may be able to respond to the need for technological changes faster, price their services more aggressively, compete for skilled professionals, finance acquisitions, fund internal growth and compete for market share generally.

Some of Hewitt’s current and potential competitors have established and are likely to continue to establish cooperative relationships among themselves or with third parties to increase their ability to address client needs. New competitors or alliances among competitors could emerge and gain significant market share and some of Hewitt’s competitors may have or may develop a lower cost structure, adopt more aggressive pricing policies or provide services that gain greater market acceptance than the services that Hewitt offers or develops. In order to respond to increased competition and pricing pressure, Hewitt may have to lower its prices, which would have an adverse effect on its revenues and profit margin. In addition, companies may choose not to outsource their benefits, payroll or other human resources administration, which could have an adverse affect on Hewitt’s revenue growth.

A significant or prolonged economic downturn could have a material adverse effect on Hewitt’s revenues and profit margin.

Hewitt’s results of operations are affected directly by the level of business activity of its clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. Economic slowdowns in some markets, particularly in the United States, may cause reductions in capital expenditures and technology and associated discretionary spending by Hewitt’s clients, which may result in reductions in the growth of new business as well as reductions in existing business. If Hewitt’s clients enter bankruptcy or liquidate their operations, Hewitt’s revenues could be adversely affected. Hewitt’s revenues under many of its outsourcing contracts depend upon the number of participants in its clients’ employee benefit plans and could be adversely affected by layoffs. Hewitt may also experience decreased demand for its services as a result of postponed or terminated outsourcing of human resources functions, budget reductions for outside consultants, or reductions in the size of its clients’ workforce (and consequently a reduction in participants). Reduced demand for Hewitt’s services could increase price competition.

The profitability of Hewitt’s engagements with clients may not meet its expectations.

Unexpected costs or delays could make Hewitt’s outsourcing contracts or its consulting engagements less profitable than anticipated. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside its control, could have an adverse effect on its profit margin.

Cost overruns or early contract terminations could cause Hewitt’s business to be less profitable than anticipated.

At the beginning of each new outsourcing arrangement, Hewitt undertakes an implementation process whereby it gathers, tests and inputs client data and customizes its systems. Hewitt estimates the cost of this process, and its clients often agree to pay a fixed amount to cover part of its expenses. If Hewitt’s actual implementation expense exceeds its estimate or if the ongoing cost of servicing a client is greater than Hewitt has anticipated, the particular contract will be less profitable than expected. While Hewitt’s outsourcing clients typically sign contracts with three-to five-year terms, these contracts are generally terminable at any time, with or without cause, by Hewitt’s clients upon 90 to 180 days written notice. Hewitt’s clients are required to pay an early termination fee; however, in many cases, this amount may not be sufficient to fully compensate Hewitt for the profit it would have received from the cancelled contract.

Hewitt’s consulting clients typically retain Hewitt on a non-exclusive, engagement-by-engagement basis, rather than under exclusive long-term contracts. There is a risk that a client may choose to delay or terminate a current project or cancel or delay additional anticipated projects. These terminations, cancellations or delays could result from factors unrelated to Hewitt’s work product or the progress of the project, such as the business or financial condition of the client or general economic conditions. When engagements are terminated, Hewitt loses the associated revenues and it may not be able to eliminate associated costs or redeploy the affected employees in a timely manner to minimize the negative impact on profitability.

The loss of a significantly large client or several clients could have a material adverse effect on Hewitt revenues.

Although no one client comprised more than 10% of Hewitt’s net revenues in fiscal 2003, and on a pro forma basis for the fiscal year ended September 30, 2003 after giving effect to the merger, no single client of the combined company represented more than 10% of the combined companies net revenues, the loss of a significantly large client or several clients could adversely impact Hewitt’s revenues and profitability. Hewitt’s largest clients employ Hewitt for outsourcing services. As a result, given the amount of time needed to implement new outsourcing clients, there is no assurance that Hewitt would be able to promptly replace the revenues lost if a significantly large client or several clients terminated Hewitt’s services or decided not to renew their contracts with Hewitt.

Hewitt may have difficulty integrating or managing acquired businesses, which may harm its financial results or reputation in the marketplace.

Hewitt’s expansion and growth may be dependent in part on its ability to make acquisitions. The risks Hewitt faces related to acquisitions include that it could overpay for acquired businesses, face integration challenges and/or have difficulty finding appropriate acquisition candidates. If Hewitt’s acquisitions of Cyborg Worldwide, Inc., the assets of Northern Trust Retirement Consulting LLC’s retirement consulting and administration business, and the business of Exult, Inc. are not successfully integrated, Hewitt’s revenues and profitability could be adversely affected.

Hewitt may pursue additional acquisitions in the future, which may subject it to a number of risks, including;

•	diversion of management attention;

•	amortization and potential impairment of intangible assets, which could adversely affect Hewitt’s reported results;

•	inability to retain the management, key personnel and other employees of the acquired business;

•	potential dilutive effect on Hewitt’s earnings;

•	inability to establish uniform standards, controls, procedures and policies;

•	inability to retain the acquired company’s clients;

•	exposure to legal claims for activities of the acquired business prior to acquisition; and

•	inability to effectively integrate the acquired company and its employees.

Hewitt may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on terms acceptable or favorable to it. Hewitt may not succeed at integrating or managing acquired businesses or in managing the larger company that results from these acquisitions. Client dissatisfaction or performance problems, whether as a result of integration or management difficulties or otherwise, could have an adverse impact on Hewitt’s reputation. In addition, any acquired business could significantly under-perform relative to Hewitt’s expectations.

Hewitt’s business will be negatively affected if Hewitt is not able to anticipate and keep pace with rapid changes in government regulations or if government regulations decrease the need for its services or increase its costs.

The areas in which Hewitt provides outsourcing and consulting services are the subject of government regulation which is constantly evolving. Changes in government regulations in the United States, Hewitt’s principal geographic market, affecting the value, use or delivery of benefits and human resources programs, including changes in regulations relating to health and welfare (such as medical) plans, defined contribution (such as 401(k)) plans, defined benefit (such as pension) plans or payroll delivery, may adversely affect the demand for or profitability of Hewitt’s services. In addition, Hewitt’s growth strategy includes a number of global expansion objectives which would further subject Hewitt to applicable laws and regulations of countries outside the United States. If Hewitt is unable to adapt its services to applicable laws and regulations, its ability to provide effective outsourcing and consulting services in these areas will be substantially diminished.

Hewitt’s business will be negatively affected if Hewitt is not able to keep pace with rapid changes in technology or if growth in the use of technology in business is not as rapid as in the past.

Hewitt’s future success depends, in part, on its ability to develop and implement technology solutions that anticipate and keep pace with rapid and continuing changes in technology, industry standards and client preferences. Hewitt may not be successful in anticipating or responding to these developments on a timely and cost-effective basis, and its ideas may not be accepted in the marketplace. Also, products and technologies developed by Hewitt’s competitors may make Hewitt’s service or product offerings noncompetitive or obsolete. Any one of these circumstances could have a material adverse effect on Hewitt’s ability to obtain and complete important client engagements.

Hewitt’s business is also dependent, in part, upon continued growth in the use of technology in business by its clients and prospective clients and their employees and Hewitt’s ability to deliver the efficiencies and convenience afforded by technology. If growth in the use of technology does not continue, demand for Hewitt’s services may decrease. Use of new technology for commerce generally requires understanding and acceptance of a new way of conducting business and exchanging information. Companies that have already invested substantial resources in traditional means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new approach that would not utilize their existing personnel and infrastructure.

The effort to gain technological expertise and develop new technologies in Hewitt’s business requires it to incur significant expenses. If Hewitt cannot offer new technologies as quickly as its competitors, Hewitt could lose market share. Hewitt also could lose market share if its competitors develop more cost-effective technologies than it offers or develops.

If Hewitt’s clients or third parties are not satisfied with its services, Hewitt may face damage to its professional reputation or legal liability.

Hewitt depends to a large extent on its relationships with its clients and its reputation for high-quality outsourcing and consulting services. As a result, if a client is not satisfied with Hewitt’s services or products, it may be more damaging in Hewitt’s business than in other businesses. Moreover, if Hewitt fails to meet its contractual obligations, Hewitt could be subject to legal liability or loss of client relationships.

Professional service providers, including those in the human resources outsourcing and consulting industry, are increasingly subject to legal liability claims. Clients and third parties who are dissatisfied with Hewitt’s services or who claim to suffer damages caused by Hewitt’s services have brought and may bring lawsuits against Hewitt. Defending lawsuits arising out of any of Hewitt’s services could require substantial amounts of management attention, which could adversely affect Hewitt’s financial performance. In addition to client liability, governmental authorities may impose penalties in respect of Hewitt’s errors or omissions and may preclude Hewitt from doing business in relevant jurisdictions. In addition to the risks of liability exposure and increased costs of defense and insurance premiums, claims arising from Hewitt’s professional services may produce publicity that could hurt Hewitt’s reputation and business.

The nature of Hewitt’s work, especially its actuarial services, involves assumptions and estimates concerning future events, the actual outcome of which Hewitt cannot know with certainty in advance. In addition, Hewitt could make computational, software programming or data management errors. Further, a client may claim it suffered losses due to reliance on Hewitt’s consulting advice. Hewitt’s exposure to liability on a particular engagement may be greater than the profit opportunity of the engagement. For example, possible claims might include:

•	a client’s assertion that actuarial assumptions used in a pension plan were unreasonable, contributing to plan under-funding;

•	a claim arising out of the use of inaccurate data, late or incorrect payments or programming or processing errors; or

•	a claim that an employee benefit plan was poorly designed, leading to incorrect payments to beneficiaries or noncompliance with applicable law.

Hewitt depends on its employees; the loss of key employees could damage or result in the loss of client relationships and adversely affect its business.

Hewitt’s success and ability to grow are dependent, in part, on its ability to hire and retain large numbers of talented people. Hewitt competes against many companies to attract its employees. The inability to attract qualified employees in sufficient numbers to meet demand or the loss of a significant number of Hewitt’s employees could have a serious negative effect on Hewitt, including its ability to obtain and successfully complete important client engagements and thus maintain or increase its revenues.

Hewitt’s success largely depends upon the business generation capabilities and project execution skills of its employees. In particular, Hewitt’s employees’ personal relationships with Hewitt’s clients are an important element of obtaining and maintaining client engagements. Losing employees who manage substantial client relationships or possess substantial experience or expertise could adversely affect Hewitt’s ability to secure and complete engagements, which would adversely affect its results of operations.

In addition, if any of Hewitt’s key employees were to join an existing competitor or form a competing company, some of Hewitt’s clients could choose to use the services of that competitor instead of Hewitt’s services. Clients or other companies seeking to develop in-house services similar to Hewitt’s also could hire Hewitt’s key employees. Such hiring would not only result in losses of key Hewitt employees but also could result in the loss of a client relationship or new business opportunity.

In connection with Hewitt’s initial public offering and its transition to a corporate structure, to attract, retain and motivate employees Hewitt granted employees, other than FORE Holdings LLC’s (formerly Hewitt Holdings, LLC) owners, shares of restricted stock or stock options. Since Hewitt’s initial public offering, it has also made, and anticipates making in the future, other equity-based awards to its employees. The incentives provided by these awards may not be effective.

In addition, the holders of Hewitt Class B common stock issued to FORE Holdings LLC’s owners in connection with Hewitt’s transition to a corporate structure and the holders of Hewitt Class B and Class C common stock issued to the former partners of Bacon & Woodrow in connection with Hewitt’s acquisition of Bacon & Woodrow will not be entitled to the full market value of those shares until four years after Hewitt’s initial public offering, which occurred in June 2002. In addition, these individuals are subject to restrictions limiting the number of shares of Class B and Class C common stock they may sell through the later of six months after the completion of the next secondary offering of shares of Hewitt common stock by holders of Class B and Class C common stock or June 2005. As these persons are entitled to receive a greater number of shares at market value over this four year period and transfer restrictions affecting their ability to sell their shares lapse, Hewitt may not be successful at retaining the persons holding these shares, who are important to Hewitt’s success.

Hewitt’s global operations and expansion strategy pose complex management, foreign currency, legal, tax and economic risks, which it may not adequately address.

As of June 30, 2004, Hewitt had offices in 38 countries and territories, including five through minority interests and joint ventures. In fiscal 2003, approximately 83% of Hewitt’s revenues were attributable to activities in the United States and approximately 17% of its revenues were attributable to its activities in Europe, Canada, the Asia-Pacific region and Latin America. The continued penetration of markets beyond the United States is expected to be an important component of the combined company’s growth strategy. A number of risks may inhibit Hewitt’s international operations and global sourcing efforts, preventing it from realizing its global expansion objectives, including:

•	insufficient demand for Hewitt’s services in foreign jurisdictions, which may be due to applicable laws and regulations or benefit practices in such jurisdictions;

•	ability to execute effective and efficient cross-border sourcing of services on behalf of Hewitt’s clients;

•	the burdens of complying with a wide variety of foreign laws and regulations;

•	multiple and possibly overlapping and conflicting tax laws;

•	restrictions on the movement of cash;

•	political instability and international terrorism;

•	currency fluctuations;

•	longer payment cycles;

•	restrictions on the import and export of technologies;

•	price controls or restrictions on exchange of foreign currencies; and

•	trade barriers.

The demand for human resources business process outsourcing services may not grow at rates Hewitt anticipates.

Hewitt is making a significant investment and devoting significant attention to its human resources business process outsourcing services offering. Hewitt’s strategy for growth is in part based on its expectations that this market will experience significant growth. Hewitt’s human resources business process outsourcing services offering may not be well received by its clients, or the demand for human resources business process outsourcing may not grow as rapidly as Hewitt anticipates, which could have an adverse impact on its revenues and profit margins.

If Hewitt fails to establish and maintain alliances for developing, marketing and delivering its services, its ability to increase its revenues and profitability may suffer.

Hewitt’s growth depends, in part, on its ability to develop and maintain alliances with businesses such as brokerage firms, financial services companies, health care organizations, insurance companies, business process outsourcing organizations and other companies in order to develop, market and deliver its services. If Hewitt’s strategic alliances are discontinued or it has difficulty developing new alliances, Hewitt’s ability to increase or maintain its client base may be substantially diminished.

Hewitt has only a limited ability to protect the intellectual property rights that are important to its success, and Hewitt faces the risk that its services or products may infringe upon the intellectual property rights of others.

Hewitt’s future success depends, in part, upon its ability to protect its proprietary methodologies and other intellectual property. Existing laws of some countries in which Hewitt provides or intends to provide services or products may offer only limited protection of Hewitt’s intellectual property rights. Hewitt relies upon a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect its intellectual property rights. The steps Hewitt takes in this regard may not be adequate to prevent or deter infringement or other misappropriation of its intellectual property, and Hewitt may not be able to detect unauthorized use or take appropriate and timely steps to enforce its intellectual property rights. Protecting Hewitt’s intellectual property rights may also consume significant management time and resources.

Hewitt cannot be sure that its services and products, or the products of others that Hewitt offers to its clients, do not infringe on the intellectual property rights of third parties, and Hewitt may have infringement claims asserted against it or against its clients. These claims may harm Hewitt’s reputation, result in financial liabilities and prevent it from offering some services or products. Hewitt has generally agreed in its outsourcing contracts to indemnify its clients for any expenses or liabilities resulting from claimed infringements of the intellectual property rights of third parties. In some instances, the amount of these indemnities may be greater than the revenues Hewitt receives from the client. Any claims or litigation in this area, whether Hewitt ultimately wins or loses, could be time-consuming and costly, injure Hewitt’s reputation or require it to enter into royalty or licensing arrangements. Hewitt may not be able to enter into these royalty or licensing arrangements on acceptable terms. Any limitation on Hewitt’s ability to provide a service or product could cause it to lose revenue-generating opportunities and require Hewitt to incur additional expenses to develop new or modified solutions for future projects.

Hewitt relies on its computing and communications infrastructure and the integrity of these systems, and its revenue growth depends, in part, on its ability to use the Internet as a means of delivering human resources services.

The Internet is a key mechanism for delivering Hewitt’s services to its clients efficiently and cost effectively. Hewitt’s clients may not be receptive to human resources services delivered over the Internet due to concerns regarding transaction security, user privacy, the reliability and quality of Internet service and other reasons. Hewitt’s clients’ concerns may be heightened by the fact Hewitt uses the Internet to transmit extremely confidential information about its clients and their employees, such as compensation, medical information and other personally identifiable information. In addition, the Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. As a result, its performance and reliability may decline. In order to maintain the level of security, service and reliability that Hewitt’s clients require, Hewitt may be required to make significant investments in its on-line means of delivering human resources services. In addition, websites and proprietary on-line services have experienced service interruptions and other delays occurring throughout their infrastructure. If these outages or delays occur frequently in the future, Internet usage as a medium of exchange of information could grow more slowly or decline and the Internet might not adequately support Hewitt’s web-based tools. The adoption of additional laws or regulations with respect to the Internet may impede the efficiency of the Internet as a medium of exchange of information and decrease the demand for Hewitt’s services. If Hewitt cannot use the Internet effectively to deliver its services, its revenue growth and results of operation may be impaired.

In addition, Hewitt may lose client data as a result of major catastrophes and other similar problems which may materially adversely interrupt its operations. Hewitt currently conducts substantially all of its processing at its headquarters in Lincolnshire, Illinois with dual data centers that serve as back-up located in separate locations in Lincolnshire. In the event of a disaster, Hewitt has developed business continuity plans. Hewitt’s disaster recovery procedures, however, may not be sufficient, and the data recovered may not be sufficient for the administration of its clients’ human resources programs and processes.

Hewitt relies on third parties to provide services and their failure to perform the service could do harm to Hewitt’s business.

As part of providing services to clients, Hewitt relies on a number of third-party service providers. These providers include, but are not limited to, plan trustees and payroll service providers responsible for transferring funds to employees or on behalf of employees, and providers of data and information, such as software vendors, health plan providers, investment managers and investment advisers, that Hewitt works with to provide information to clients’ employees. Failure of third party service providers to perform in a timely manner could result in contractual or regulatory penalties, liability claims from clients and/or employees, damage to Hewitt’s reputation and harm to its business.

Risks That Relate to Hewitt’s Financial Results

Hewitt’s profitability will suffer if it is not able to maintain its prices and control its costs, including staffing costs.

Hewitt’s profit margin, and therefore its profitability, is largely a function of the rates it is able to charge for its services and the staffing costs for its personnel. Accordingly, if Hewitt is not able to maintain the rates it charges for its services or appropriate staffing costs of its personnel, Hewitt will not be able to sustain its profit margin and its profitability will suffer. The prices Hewitt is able to charge for its services are affected by a number of factors, including competitive factors, clients’ perception of Hewitt’s ability to add value through its services and general economic conditions.

Hewitt’s profitability is also a function of its ability to control its costs and improve its efficiency. As Hewitt increases the number of its professionals and executes its strategy for growth, Hewitt may not be able to manage a significantly larger and more diverse workforce, control its costs or improve its efficiency.

Hewitt’s quarterly revenues, operating results and profitability will vary from quarter to quarter, which may result in volatility of its stock price.

Hewitt’s quarterly revenues, operating results and profitability have varied in the past and are likely to vary significantly from quarter to quarter. This may lead to volatility in Hewitt’s stock price. The factors that are likely to cause these variations are:

•	the rate at which Hewitt obtains new outsourcing engagements since its outsourcing engagements often require substantial implementation costs that are recovered over the term of the engagements;

•	seasonality of certain services, including annual benefit enrollment processes;

•	timing of consulting projects and their termination;

•	the introduction of new products or services by Hewitt or Hewitt’s competitors;

•	pricing pressure on new client services and renewals;

•	the timing, success and costs of sales, marketing and product development programs;

•	the success of strategic acquisitions, alliances or investments;

•	changes in estimates, accruals and payments of variable compensation to Hewitt’s employees; and

•	general economic factors.

A substantial majority of Hewitt’s operating expenses, particularly personnel and related costs, depreciation and rent, are relatively fixed in advance of any particular quarter. As a result, Hewitt may not be able to timely cut costs in response to any decrease in revenue. For example, any decision by a client to delay or cancel Hewitt’s services, or Hewitt’s under-utilization of personnel, may cause significant variations in operating results and could result in additional losses for the applicable quarters.

In addition, Hewitt’s operating results in future periods may be below the expectations of securities analysts and investors. In that event, the market price of Hewitt’s Class A common stock would likely be materially adversely affected.

The historical combined and consolidated financial information incorporated by reference into this prospectus may not reflect Hewitt’s costs of operations.

The historical financial information incorporated by reference into this prospectus related to the period prior to Hewitt’s transition to a corporate structure and Hewitt’s initial public offering do not reflect the added costs Hewitt incurs as a public company, or the changes that occurred in its capital structure and operations. Because Hewitt operated through a limited liability company prior to its transition to a corporate structure, Hewitt Holdings’ owners were compensated through distributions of income rather than through salaries, benefits and performance-based bonuses, and Hewitt did not incur corporate income tax. In preparing Hewitt’s pro forma combined and consolidated financial information, Hewitt deducted and charged to earnings estimated income taxes based on an estimated tax rate, and estimated salaries, payroll taxes and benefits for FORE Holdings’ owners who became Hewitt employees upon Hewitt’s transition to a corporate structure. The estimates Hewitt used in its pro forma combined and consolidated financial information may not reflect Hewitt’s actual experience as a public corporation.

Risks Related to the Notes

Servicing the debt represented by the notes will require a significant amount of cash, and Hewitts’ ability to generate sufficient cash depends on many factors, some of which are beyond its control.

Hewitt must pay cash interest on the outstanding principal amount of the notes on April 1 and October 1 of each year. Until repurchase or conversion reduces the outstanding principal amount, interest payments will be $2,750,000 per year, thereby reducing Hewitt’s cash accordingly, and which, together with amortization of the related notes discount, will reduce its pre-tax earnings commensurately.

Holders of the notes may require Hewitt to repurchase the notes on October 1, 2008, or (subject to certain conditions and limitations) upon a change in control (as described in this prospectus). All notes that have not been repurchased or converted must be repaid with any accrued unpaid interest on October 1, 2010, subject to acceleration under certain circumstances including events of default and insolvency, as described in the indenture under which the notes have been issued. No sinking fund is provided for the notes. The decision of a holder of notes to convert the notes or hold them to maturity for repayment depends, among other things, upon the trading price of Hewitt’s Class A common stock. If the trading price of Hewitt Class A common stock does not rise above the effective conversion price of the notes, conversion of the notes is unlikely and Hewitt would be required to repay the principal amount in cash.

Hewitt’s ability to make payments on the notes, other debt it may incur in the future and its ability to fund its growth plans depends on its ability to generate cash flow or access to other sources of capital. Hewitt’s ability to generate cash flow in the future is, to some extent, subject to its ability to grow its business and operate profitably, as well as general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond its control. Hewitt cannot assure you that its business will generate cash flow from operations or that its future access to capital will be sufficient to enable it to pay its debt, including the notes, or to fund other liquidity needs. Any inability to generate sufficient cash flow or raise capital on favorable terms could have a material adverse effect on Hewitt’s financial condition and on its ability to make payments on the notes. Additionally, any capital raised through equity offerings may dilute a Class A stockholders’ ownership percentage.

Hewitt may incur additional indebtedness ranking equal to the notes.

The indenture governing the notes does not contain any financial or operating covenants that would prohibit or limit Hewitt or its subsidiaries from incurring additional indebtedness and other liabilities, pledging assets to secure such indebtedness and liabilities, paying dividends, or issuing securities or repurchasing securities issued by Hewitt or any of its subsidiaries. The incurrence of additional indebtedness could adversely affect Hewitt’s ability to pay its obligations on the notes. Hewitt anticipates that from time to time it may incur additional indebtedness in the future.

If Hewitt incurs additional indebtedness that ranks equally with the notes, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of Hewitt. This may have the effect of reducing the amount of proceeds paid to you.

Your right to receive payments under the notes is effectively junior to Hewitt’s existing and future secured debt and the existing and future liabilities of its subsidiaries.

The notes will be Hewitt’s senior unsecured obligations and will rank equally with all its other senior unsecured debt. However, the notes are effectively subordinated to any secured debt Hewitt incurs to the extent of the value of the assets securing such debt. As of June 30, 2004, Hewitt had approximately $84 million of secured debt outstanding consisting of capital lease obligations that are secured by underlying assets. The indenture governing the notes does not limit the amount of secured debt Hewitt may incur, and the notes will be effectively junior to this secured debt.

In the event that Hewitt is declared bankrupt, become insolvent or are liquidated or reorganized, any obligations that rank ahead of the notes will be entitled to be paid in full from their assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of Hewitt’s unsecured debt that is deemed to be of the same class as the notes, and potentially with all of Hewitt’s other general creditors, based upon the respective amounts owed to each holder or creditor, in their remaining assets. In any of the foregoing circumstances, Hewitt cannot assure you that there will be sufficient assets to pay amounts due on the notes. In addition, holders of the notes will likely receive less, ratably, than holders of secured debt.

Additionally, none of Hewitt’s subsidiaries are guaranteeing the notes. In the event of a bankruptcy, liquidation or reorganization of any of its subsidiaries, creditors of its subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to them. At June 30, 2004, the aggregate liabilities of Hewitt’s subsidiaries, excluding intercompany obligations, was approximately $799 million. Hewitt’s subsidiaries may incur substantial additional liabilities in the future, unrestricted by the terms of the indenture.

Hewitt may not have the ability to raise the funds necessary to purchase the notes upon a change of control or on the purchase date required by the indenture, and the requirement to purchase the notes may discourage takeover attempts or removal of incumbent management that would otherwise be beneficial to holders of Hewitt Class A common stock.

Upon a change of control, as defined in the indenture, holders have the right to require Hewitt to purchase all of their notes. In addition, on October 1, 2008, holders have the right to require Hewitt to purchase the notes. The source of funds for any such purchase of notes will be Hewitt’s available cash or cash generated from its operations or other sources, including borrowings, sales of assets or sales of equity. Hewitt cannot assure you that sufficient funds will be available at the time of any change of control or on the purchase date to make any required purchases of notes tendered. Any of Hewitt’s future debt agreements may contain restrictions on their ability to purchase the notes in those circumstances or may have provisions that require it to make similar repurchases or repayments of other debt simultaneous with the repurchase of the notes. If the holders of the notes exercise their right to require Hewitt to purchase all of the notes upon a change of control or on the purchase date, the financial effect of this purchase could cause a default under other debt or the change in control itself could cause a default. Accordingly, it is possible that Hewitt will not have sufficient funds at the time of the change of control or on the purchase date to make the required purchase of notes or that restrictions in other debt agreements will not allow such purchases. In addition, the holders’ right to require Hewitt to purchase the notes upon the occurrence of a change of control could, in certain circumstances, make more difficult or discourage a potential takeover that is beneficial to the holders of their common stock, and may make it more difficult to remove incumbent management.

Hewitt could enter into significant transactions that would not constitute a change of control requiring it to repurchase the notes, but that could adversely affect its risk profile.

The indenture governing the notes requires Hewitt to offer to repurchase the notes if it enters into a transaction that constitutes a change of control (as defined in the indenture). Nevertheless, Hewitt could in the future enter into transactions, such as acquisitions, refinancings, recapitalizations or highly leveraged transactions, that would not constitute a change of control requiring it to repurchase the notes, but that could adversely affect its risk profile. Such transactions could alter its capital structure, including increasing the amount of its indebtedness outstanding, alter the nature of its business, adversely affect its credit ratings, or otherwise adversely affect the holders of the notes.

Your ability to sell the notes is subject to uncertainties regarding the liquidity of the trading market for the notes.

There is currently no established market for the notes. The notes originally issued in the private placement are eligible for trading on the PORTAL Market, however notes sold pursuant to this prospectus will not be eligible for trading on the PORTAL Market. Hewitt does not intend to apply for listing of the notes on any national securities exchange or on the Nasdaq National Market. There can be no assurance as to:

•	the liquidity of any market that may develop for the notes;

•	the ability of the holders of notes to sell any of their notes; or

•	if they could be sold, the price at which the holders of the notes would be able to sell such notes.

If a trading market does not develop or is not maintained, holders of the notes may experience difficulty in selling, or an inability to sell, the notes. If a market for the notes develops, such market could be discontinued at any time. The notes could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, Hewitt’s operating results, the price of Hewitt Class A common stock and the market for similar securities. Historically, the market for securities such as the notes has been subject to disruptions that have caused substantial volatility in the prices of such securities. Hewitt cannot assure you that, if a market for the notes were to develop, such a market would not be subject to similar disruptions.

The value of the conversion rights associated with the notes may be substantially lessened or eliminated if Hewitt is a party to a merger, consolidation or other similar transaction.

If Hewitt is a party to a consolidation, merger or transfer or lease of all or substantially all of its assets pursuant to which Hewitt Class A common stock would be converted into cash, securities or other assets, the notes would become convertible solely into such cash, securities or other assets. As a result, the value of the conversion rights associated with the notes may be substantially lessened or eliminated because you would no longer be able to convert your notes into shares of Hewitt Class A common stock in the future or because of changes in the nature or volatility of Hewitt Class A common stock. See “Description of Notes—Conversion Rights.”

Hewitt’s reported earnings per share may be more volatile because of the contingent conversion provision of the notes.

Holders of the notes are generally entitled to convert the notes into Hewitt Class A common stock, if:

•	the price of Hewitt Class A common stock issuable upon conversion of a note reaches a specified threshold;

•	the notes are called for redemption;

•	specified corporate transactions occur; or

•	the trading price of the notes falls below certain thresholds.

Until one of these contingencies is met, the shares underlying the notes are not included in the calculation of Hewitt’s basic or fully diluted earnings per share. Should a contingency be met, diluted earnings per share would be expected to decrease as a result of the inclusion of the underlying shares in the calculation of diluted earnings per share. Volatility in Hewitt’s stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of Hewitt’s diluted earnings per share. Under proposed Emerging Issues Task Force Issue No. 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share, which may become effective for reporting periods ending after December 15, 2004, diluted earnings per share would be expected to decrease as a result of the inclusion of the underlying shares in the calculation of diluted earnings per share if the underlying shares are dilutive, irrespective of whether a contingency is met. Based upon the current conversion price, the notes will be convertible into 1,870,748 shares of Hewitt Class A common stock.

Conversion of the notes will dilute the ownership interest of existing stockholders. In addition, hedging and other transactions may affect the value of Hewitt’s Class A common stock and the notes.

The initial conversion of notes into shares of Hewitt’s Class A common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the Hewitt Class A common stock issuable upon conversion of the notes could adversely affect prevailing market prices of Hewitt’s Class A common stock. In addition, the existence of the notes may encourage short selling by market participants due to this dilution or to facilitate trading strategies involving notes and Hewitt’s Class A common stock.

Purchasers of the notes may also implement other hedging strategies. These hedging strategies can include modifying hedge positions from time to time by purchasing and selling shares of Hewitt’s Class A common stock. Any of these strategies may increase the volatility and reduce the market price of Hewitt’s Class A common stock.

Risks Related to Hewitt Class A Common Stock

Hewitt will continue to be controlled by its initial stockholders, many of whom are Hewitt employees, and their interests may differ from those of Hewitt’s other stockholders.

As of September 28, 2004, Hewitt’s initial stockholders and their assignees, directly or through FORE Holdings, owned shares of Class B and Class C common stock representing approximately 67.1% of the voting interest in Hewitt and, following the consummation of the merger with Exult on October 1, 2004, such holders own 54.8% of the voting interest in Hewitt, based on the number of shares of Hewitt common stock and Exult common stock outstanding on September 28, 2004. Pursuant to the terms of Hewitt’s amended and restated certificate of incorporation, the Class B and Class C common stock will be voted together in accordance with a majority of the votes cast by the holders of such stock, voting together as a group. As long as the Class B and Class C common stock represent a majority of the common stock outstanding, the holders of a majority of such shares can control Hewitt although such holders may own less than a majority of Hewitt’s total outstanding stock. As long as Hewitt’s initial stockholders continue to own or control a significant block of shares, Hewitt’s initial stockholders will control Hewitt. This will enable Hewitt’s initial stockholders, without the consent of the public stockholders, to:

•	elect the board of directors;

•	control Hewitt management and policies; and

•	determine the outcome of most corporate transactions or other matters submitted to all the stockholders for approval, including mergers, consolidations or the sale of substantially all of Hewitt’s assets.

In addition, most of Hewitt’s initial stockholders are Hewitt employees and they may act in their own interest as employees, which may conflict with or not be the same as the interests of stockholders who are not employees.

Hewitt’s stock price may decline due to the large number of shares of common stock eligible for future sale.

Sales of substantial amounts of Hewitt’s Class A, Class B or Class C common stock, or the potential for sales, may adversely affect the price of Hewitt’s Class A common stock and impede Hewitt’s ability to raise capital through the issuance of equity securities in the future. As of September 28, 2004, Hewitt had 32,305,700 shares of Class A common stock outstanding, 61,479,635 shares of Class B common stock outstanding and 4,391,862 shares of Class C common stock outstanding. In addition, there were 11,215,781 shares underlying options and 113,763 unvested restricted stock units outstanding under Hewitt’s global stock plan, and 8,679,897 additional shares reserved for issuance under Hewitt’s global stock plan as of such date.

Hewitt’s initial stockholders, former partners of Bacon & Woodrow and their respective assignees own all of the shares of Hewitt Class B and Class C common stock. Shares of Class B and Class C common stock automatically convert into shares of Class A common stock on a one-for-one basis when they are no longer held by Hewitt initial stockholders, Bacon & Woodrow partners or their related party assignees. These shares are “restricted” securities within the meaning of Rule 144 under the Securities Act. On January 28, 2004, the Hewitt board of directors authorized sales by holders of Class B and Class C common stock of up to 1,000,000 shares per quarter, in the aggregate, under Rule 144. In March 2004 and August 2004, Class B and Class C holders sold an aggregate of 854,243 and 254,000 Class A common shares, respectively, under Rule 144. The stockholders’

agreement among the FORE Holdings’ owners contains certain restrictions on sales of shares of Class B common stock by FORE Holdings’ owners. Shares of Class B and Class C common stock held by the former Bacon & Woodrow partners are subject to similar stock sale restrictions pursuant to a transfer restriction agreement. Once these shares become freely transferable, Hewitt’s initial stockholders may sell all or a portion of their shares of Class B and Class C common stock in their sole discretion. In addition, following the consummation of a change of control, the transfer restrictions set forth in the stockholders’ agreement and the Bacon & Woodrow transfer restriction agreement will terminate.

Pursuant to a registration rights agreement entered into in June 2002, FORE Holdings has the right, on behalf of its owners, to request that Hewitt register for underwritten public sale, on each of three occasions, up to 12% of the shares held by its owners, the former partners of Bacon & Woodrow and Hewitt’s key employees. This right is subject to the determination by Hewitt’s independent directors that such a sale is not contrary to the best interests of Hewitt. The independent directors may consider several factors in making such a determination, including share price performance after the date of the offering, equity market conditions and Hewitt’s operating results. The first right was exercised in relation to a public offering in August 2003. On April 16, 2004, Hewitt announced that it filed a shelf registration statement to register for resale the shares of Class A common stock issuable upon conversion of the Class B and Class C shares pursuant to the next registration request under the registration rights agreement and this registration statement was declared effective on September 1, 2004. Hewitt may from time to time engage in other organized sales or registered resales and otherwise release certain Class B and Class C shares from sales restrictions. Additionally, from time to time, subject to applicable securities law restrictions, Hewitt has provided and expects to continue to provide Class B and Class C stockholders the opportunity to participate in coordinated sales of Hewitt common stock in non-registered offerings, including sales under Rule 144 under the Securities Act.

There are significant limitations on the ability of any person or company to buy Hewitt without the approval of the Hewitt board of directors, which may decrease the price of Hewitt Class A common stock.

Hewitt’s amended and restated certificate of incorporation and by-laws contain provisions that may make the acquisition of Hewitt more difficult without the approval of the Hewitt board of directors, including the following:

•	the board of directors is classified into three classes, each of which will serve for a staggered three-year term;

•	all the shares of Class B and Class C common stock will be voted together in accordance with a majority of the votes cast by the holders of Class B and Class C common stock, voting together as a group;

•	a director may be removed by Hewitt stockholders only for cause and then only by the affirmative vote of two-thirds of the outstanding voting power of stock entitled to vote generally in the election of directors;

•	only the board of directors or the chairman of the board may call special meetings of Hewitt stockholders;

•	Hewitt stockholders may take action only at a meeting of the stockholders and not by written consent;

•	Hewitt stockholders must comply with advance notice procedures in order to nominate candidates for election to the board of directors or to place stockholders’ proposals on the agenda for consideration at meetings of the stockholders;

•	the board of directors may consider the impact of any proposed change of control transaction on constituencies other than the stockholders in determining what is in the best interest of Hewitt;

•	business combinations involving one or more persons that own or intend to own at least 15% of the voting stock must be approved by the affirmative vote of holders of at least 75% of the voting stock, unless the consideration paid in the business combination is generally the highest price paid by these persons to acquire the voting stock or a majority of the directors unaffiliated with these persons who were directors prior to the time these persons acquired their shares approve the transaction; and

•	the stockholders may amend or repeal the provisions of the certificate of incorporation and the by-laws regarding change of control transactions and business combinations only by a vote of holders of two-thirds of the outstanding common stock at that time.

For more information about these provisions, please see “Description of Hewitt Capital Stock” on page 39.

Section 203 of the Delaware General Corporation Law may delay, defer or prevent a change in control that Hewitt stockholders might consider to be in their best interest.

Hewitt is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits certain “business combinations” between a Delaware corporation and an “interested stockholder” (generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock) for a three-year period following the date that such stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change in control that Hewitt stockholders might consider to be in their best interest.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain forward-looking statements that are based on current expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “opportunity,” “plans,” “potential,” “project,” “should,” “seeks,” “targets” and “will,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These risks and uncertainties include, among others, those described in “Risk Factors” and elsewhere in this prospectus. Except as required by law, Hewitt undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the notes and the shares of Hewitt Class A common stock offered pursuant to this prospectus. Hewitt will not receive any proceeds from the sale by any selling securityholder of their notes or the shares of Hewitt Class A common stock issuable upon conversion of the notes.

DIVIDEND POLICY

Hewitt has not paid cash dividends on its Class A common stock. Hewitt’s board of directors periodically re-evaluates this policy. Any determination to pay cash dividends will be at Hewitt’s board of directors discretion and will be dependent upon Hewitt’s financial condition, results of operations, capital requirements, terms of Hewitt’s financing arrangements and such other factors as Hewitt’s board of directors deems relevant.

DESCRIPTION OF NOTES

Exult issued $110,000,000 aggregate principal amount of the 2.50% Convertible Senior Notes due October 1, 2010 under an indenture between it and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee. On October 1, 2004, pursuant to a supplemental indenture between J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee, Hewitt and Exult, Hewitt became a co-issuer and co-obligor, jointly and severally, with Exult on the notes and agreed to issue shares of its Class A common stock upon conversion of the notes. On or about October 29, 2004, Hewitt intends to merge Exult with and into Hewitt. Following that merger, Hewitt will be the sole obligor on the notes. Hewitt intends to subsequently contribute the former Exult assets to one of its wholly owned subsidiaries. The following summary assumes that such merger has been completed.

Because this section is a summary, it does not describe every aspect of the notes, the indenture and the related registration rights agreement. The following summary of certain provisions of the notes, the indenture and the related registration rights agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the notes, the indenture and the related registration rights agreement, including the definitions therein of certain terms. The indenture, the form of notes and the related registration rights agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Hewitt urges you to read these documents because they define your rights as holders of the notes and certain rights of the holders of the Class A common stock issuable upon conversion of the notes. For purposes of this summary, the term “Hewitt,” refers to Hewitt and not to any of its subsidiaries.

General

The notes are Hewitt’s senior, unsecured obligations and rank equally with all of their existing and future senior unsecured obligations. The notes mature on October 1, 2010. Hewitt is required to repay the principal amount of the notes in full on the maturity date, unless the notes are previously redeemed, purchased, repurchased or converted.

The notes bear interest at the rate per annum shown on the front cover of this prospectus. Hewitt will pay interest on the notes on April 1 and October 1 of each year.

As described below under “Conversion Rights,” you may convert the notes into shares of Hewitt Class A common stock, subject to certain conditions, at the initial conversion rate stated on the front cover of this prospectus, unless the notes have been previously redeemed, purchased or repurchased. The conversion rate may be adjusted as described below.

On or after October 5, 2008, Hewitt has the option to redeem all or any portion of the notes at 100% of the principal amount of the notes as described below under “—Optional Redemption by Hewitt.”

You may require Hewitt to purchase all or a portion of your notes in cash on October 1, 2008 at 100% of the principal amount of the notes as described below under “—Purchase of Notes at the Option of the Holder.”

Upon a change in control, as defined below, you will have the right to require Hewitt to repurchase your notes as described below under “—Repurchase at Option of Holders Upon a Change in Control.” Holders of notes submitted for repurchase will be entitled to convert the notes up to and including the business day immediately preceding the date fixed for repurchase.

Neither Hewitt, nor any of its subsidiaries, are subject to any financial covenants under the indenture. In addition, neither Hewitt, nor any of its subsidiaries, will be restricted under the indenture from paying dividends, incurring debt, or issuing or repurchasing their securities.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The notes were issued:

•	only in fully registered form,

•	without interest coupons, and

•	in denominations of $1,000 and integral multiples of $1,000.

The notes are evidenced by global notes, which have been deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The global notes will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee unless one or more of the following events occurs:

•	DTC notifies Hewitt that it is unwilling, unable or no longer qualified to continue acting as the depositary for the global notes,

•	Hewitt, at its option, notify the trustee in writing that it elects to cause the issuance of the notes in certificated form, or

•	an event of default with respect to the notes represented by the global notes has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global notes will be registered.

Unless Hewitt elects to cause the issuance of the notes in certificated form, DTC or its nominee will be considered the sole owner and holder of the global notes for all purposes, and as a result:

•	you cannot get notes registered in your name if they are represented by the global notes,

•	you cannot receive physical certificated notes in exchange for your beneficial interest in the global notes,

•	you will not be considered to be the owner or holder of the global notes or any note it represents for any purpose, and

•	all payments on the global notes will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers, such as insurance companies, can only own securities in definitive, certificated form. These laws may limit your ability to transfer your beneficial interests in the global notes to these types of purchasers.

Only institutions, such as a securities broker or dealer, that have accounts with DTC or its nominee (called participants) and persons that may hold beneficial interests through participants can own a beneficial interest in the global notes. The only place where the ownership of beneficial interests in the global notes will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

Secondary trading in bonds and notes of corporate issuers is generally settled in clearinghouse (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. Hewitt makes no representations as to the effect that settlements in immediately available funds will have on trading activity in those beneficial interests.

Hewitt will make cash payments of interest on and principal of the redemption price, purchase price and the repurchase price of the global notes, as well as any payment of liquidated damages, to Cede, the nominee for DTC, as the registered owner of the global notes. Hewitt will make these payments by wire transfer of immediately available funds on each payment date.

Hewitt has been informed that DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by the global notes as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global notes held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in street name.

Hewitt understands that neither DTC nor Cede will consent or vote with respect to the notes. Hewitt has have been advised that under its usual procedures, DTC will mail an omnibus proxy to it as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global notes to pledge the interest to persons that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

DTC has advised Hewitt that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the principal amount of the notes represented by the global notes as to which such participant or participants has or have given such direction.

DTC has also advised Hewitt as follows:

•	DTC is a limited purpose trust company organized under the laws of the State of New York, member of the Federal Reserve System, clearing corporation within the meaning of the Uniform Commercial Code, as amended, and clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants;

•	participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations;

•	certain participants, or their representatives, together with other entities, own DTC; and

•	indirect access to the DTC System is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global notes. Hewitt and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global notes, including for payments made on the global notes. Further, Hewitt and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Conversion Rights

The conversion rate is equal to the number of shares per $1,000 principal amount of notes shown on the cover page of this prospectus subject to the adjustment as specified below. The initial conversion rate is equivalent to a conversion price of approximately $58.80. The conversion price is equal to $1,000 principal amount of notes divided by the conversion rate. You will have the right to convert any portion of the principal amount of any note that is an integral multiple of $1,000 into shares of Hewitt Class A common stock as follows:

•	if, on or prior to March 31, 2008, the closing sale price of Hewitt Class A common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of any fiscal quarter is more than 110% of the then current conversion price of the notes, then you will have such conversion right in the following fiscal quarter;

•	if, on any date after March 31, 2008, the closing sale price of Hewitt Class A common stock is more than 110% of the then current conversion price of the notes, then you will have such conversion right at all times thereafter;

•	if Hewitt elects to call the notes for redemption on or after October 5, 2008, you will have the right to convert the notes (or the portion of the notes called for redemption, if less than all) until the close of business on the business day prior to the redemption date;

•	if Hewitt distributes to all or substantially all holders of Hewitt Class A common stock rights, options or warrants entitling them to purchase Hewitt Class A common stock at less than the closing sale price of Hewitt Class A common stock on the day preceding the declaration for such distribution;

•	if Hewitt distributes to all or substantially all holders of its common stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by the Hewitt board of directors exceeding 5% of the closing sale price of Hewitt Class A common stock on the day preceding the declaration of such distribution, then you will have such conversion right in the period described below; or

•	if Hewitt becomes a party to a consolidation, merger or sale of all or substantially all of its assets that constitutes a change in control as defined below under the heading “—Repurchase at Option of Holders Upon a Change in Control” or such an event occurs that would have been a change of control but for the exceptions to the definition of change of control described below under the same heading in the two bullet point clauses immediately following paragraph (3).

In the case of the fourth and fifth bullet points above, Hewitt must notify holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once Hewitt has given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or Hewitt’s announcement that such distribution will not take place. If in the future Hewitt adopts a stockholder rights plan, you will not have any conversion right pursuant to the fourth bullet point above or otherwise, solely as a result of the issuance of rights pursuant to the stockholder rights plan. In the case of a distribution identified in the fourth or fifth bullets above, the ability of a holder of notes to convert would not be triggered if the holder may participate in the distribution without converting. In the case of the sixth bullet point above, a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. As used in this section, “closing sale price” generally means the last reported sale price regular way of Hewitt Class A common stock on the New York Stock Exchange.

You also may convert your notes for the five business day period after any five consecutive trading-day period in which the average trading prices for the notes for such five trading-day period was less than 95% of the average conversion value (as defined below) for the notes during that period; provided, however, if, at the time of the conversion, the closing sale price of shares of Hewitt Class A common stock is greater than the then current conversion price of the notes and less than or equal to 110% of the then current conversion price of the notes, you surrender your notes for conversion and the notes are not otherwise convertible, you will receive at Hewitt’s option through October 4, 2008, cash or Hewitt Class A common stock with a value equal to the principal amount of your notes on such conversion date. If Hewitt elects to pay you in shares of Hewitt Class A common stock, the Hewitt Class A common stock will be valued at 100% of the average closing sale price for the five trading days ending on the third trading day preceding the conversion date. If you convert notes pursuant to this paragraph and the conversion date occurs on or after October 5, 2008, then you will receive cash equal to the principal amount of the notes on such conversion date and Hewitt will not have the option to pay you in shares of Hewitt Class A common stock.

Hewitt defines conversion value in the indenture to be equal to the product of the closing sale price of shares of Hewitt Class A common stock on a given day multiplied by the then current conversion rate, which is the number of shares of Hewitt Class A common stock into which each $1,000 principal amount of the notes is convertible.

You may convert all or part of any note by delivering the note at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, accompanied by a duly signed and completed conversion notice, a copy of which may be obtained by the trustee, and any applicable payments, including interest payments and payments in respect of taxes, if any. The conversion date will be the date on which the note and the duly signed and completed conversion notice are so delivered.

As promptly as practicable on or after the conversion date, Hewitt will issue and deliver to the trustee a certificate or certificates for the number of full shares of Hewitt Class A common stock issuable upon conversion, together with payment in lieu of any fraction of a share. The certificate will then be sent by the trustee to the conversion agent for delivery to the holder. The shares of Hewitt Class A common stock issuable upon conversion of the notes will be fully paid and nonassessable and will rank equally with the other shares of Hewitt Class A common stock.

If you surrender a note for conversion on a date that is not an interest payment date, you will not be entitled to receive any interest for the period from the immediately preceding interest payment date to the conversion date, except as described below in this paragraph. In the case of any note that has been surrendered for conversion after any regular record date but before the next succeeding interest payment date:

•	notwithstanding such conversion, interest payable on such interest payment date shall be payable on such interest payment date, and such interest shall be paid to the holder of such note as of such regular record date; and

•	except for notes, or portions thereof, called for redemption or to be purchased or repurchased, such notes surrendered for conversion must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of notes being surrendered for conversion.

No other payment or adjustment for interest, or any dividends in respect of Hewitt Class A common stock, will be made upon conversion. Holders of Hewitt Class A common stock issued upon conversion will not be entitled to receive any dividends payable to holders of Hewitt Class A common stock as of any record time or date before the close of business on the conversion date. Hewitt will not issue fractional shares upon conversion. Instead, Hewitt will pay cash based on the closing sale price of Hewitt Class A common stock at the close of business on the conversion date.

You will not be required to pay any taxes or duties relating to the issue or delivery of Hewitt Class A common stock on conversion, but you will be required to pay any tax with respect to cash received in lieu of fractional shares and any tax or duty relating to any transfer involved in the issue or delivery of Hewitt Class A common stock in a name other than yours. Certificates representing shares of Hewitt Class A common stock will not be issued or delivered unless all taxes and duties, if any, payable by you have been paid.

The conversion rate is subject to adjustment for, among other things:

(1)	dividends and other distributions payable in Hewitt Class A common stock on shares of Hewitt Class A common stock;

(2)	the issuance to all holders of Hewitt Class A common stock of rights, options or warrants entitling them to subscribe for or purchase Hewitt Class A common stock at less than the current market price of such Hewitt Class A common stock on the record date for stockholders entitled to receive such rights, options or warrants;

(3)	subdivisions, combinations, splits, reverse splits and reclassifications of Hewitt Class A common stock;

(4)	distributions to all holders of Hewitt Class A common stock of evidences of Hewitt’s indebtedness, shares of capital stock, cash or assets (if Hewitt distributes shares of capital stock of a subsidiary of Hewitt, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of Hewitt Class A common stock, in each case over a measurement period following the distribution), including securities, but excluding:

•	those dividends, rights, options, warrants and distributions referred to above;

•	dividends and distributions paid exclusively in cash; and

•	distributions upon mergers or consolidations discussed below.

(5)	if Hewitt or one of its subsidiaries purchases Hewitt Class A common stock pursuant to a tender or exchange offer for Hewitt Class A common stock, to the extent that the cash and value of any other consideration included in the payment per share of Hewitt Class A common stock in such offer exceeds the closing sale price of Hewitt Class A common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and

(6)	if Hewitt makes a distribution consisting exclusively of cash to all holders of outstanding shares of Hewitt Class A common stock, the conversion rate will be adjusted to a new conversion rate equal to the existing conversion rate multiplied by a fraction, the numerator of which is the current market price of Hewitt Class A common stock plus the amount per share of such dividend or distribution and the denominator of which will be the current market price of Hewitt Class A common stock, where the current market price of Hewitt Class A common stock is the average closing sale price of Hewitt Class A common stock for the first 10 trading days from, and including, the first ex-distribution day that the Hewitt Class A common stock trades.

If in the future Hewitt adopts a stockholders rights plan while any notes remain outstanding, Hewitt will be required under the indenture to provide that the holders of notes will be entitled to receive upon conversion of the notes, in addition to Hewitt Class A common stock, rights under the plan, whether or not such rights have separated from the Hewitt Class A common stock, unless prior to conversion, the rights have expired or been terminated or redeemed.

Hewitt will compute all adjustments to the conversion rate and will give notice by mail to holders of the notes of any adjustments.

In the event that Hewitt consolidates or merges with or into another entity or another entity is merged into it, or in case of any sale or transfer of all or substantially all of its assets, each note then outstanding will become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Hewitt Class A common stock into which the notes were convertible immediately prior to the consolidation or merger or sale or transfer. The preceding sentence will not apply to a merger or sale of all or substantially all of Hewitt’s assets that does not result in any reclassification, conversion, exchange or cancellation of Hewitt Class A common stock.

Hewitt may increase the conversion rate for any period of at least 20 days, upon at least 15 days’ notice, if the Hewitt board of directors determines that the increase would be in Hewitt’s best interest. The Hewitt board of directors’ determination in this regard will be conclusive. Hewitt will give holders of notes at least 15 days’ notice of such an increase in the conversion rate. Any increase, however, will not be taken into account for purposes of determining whether the closing price of Hewitt Class A common stock equals or exceeds the conversion price by 105% in connection with an event which otherwise would be a change in control as defined below.

If at any time Hewitt makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for United States federal income tax purposes, such as distributions of evidences of indebtedness or assets by Hewitt, but generally not stock dividends on common stock or rights to subscribe for common stock, and, pursuant to the anti-dilution provisions of the indenture, the number of shares into which notes are convertible is increased, that increase may be deemed for United States federal income tax purposes to be the payment of a taxable dividend to holders of notes. See “Certain United States Federal Income Tax Considerations—U.S. Holders.”

Ranking

The notes are senior unsecured obligations and rank equally with all of Hewitt’s existing and future senior unsecured indebtedness. In addition, the notes are effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and to any indebtedness of its subsidiaries to the extent of the assets of those subsidiaries.

Hewitt’s obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the notes. The trustee’s claims for these payments will generally be senior to those of holders of notes in respect of all funds collected or held by the trustee.

The notes are Hewitt’s exclusive obligations. Hewitt’s cash flow and their ability to service its indebtedness, including the notes, is dependent, in part, upon the earnings of their subsidiaries. In addition, Hewitt is dependent, in part, on the distribution of earnings, loans or other payments by its subsidiaries to it. Hewitt’s subsidiaries are separate and distinct legal entities. Hewitt’s subsidiaries will not guarantee the notes or have any obligation to pay any amounts due on the notes or to provide Hewitt with funds for their payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by their subsidiaries to Hewitt could be subject to statutory or contractual restrictions. Payments to Hewitt by its subsidiaries will also be contingent upon its subsidiaries’ earnings and business considerations. Hewitt’s right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, its right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if they were a creditor of any of their subsidiaries, their right as a creditor would be subordinate to any security interest in the assets of their subsidiaries and any indebtedness of their subsidiaries senior to that held by Hewitt.

Optional Redemption by Hewitt

On or after October 5, 2008, Hewitt may redeem the notes, in whole or in part, at 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the redemption date. If Hewitt elects to redeem all or part of the notes, Hewitt will give at least 30, but no more than 60, days’ prior notice to you.

If Hewitt does not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot, on a pro rata basis or otherwise in accordance with the applicable procedures of the depositary. If any notes are to be redeemed in part only, Hewitt will issue a new note or notes in principal amount equal to the unredeemed principal portion thereof.

No sinking fund is provided for the notes, which means that the indenture does not require Hewitt to redeem or retire the notes periodically.

Purchase of Notes at the Option of the Holder

On October 1, 2008, Hewitt will, at the option of the holder, be required to purchase for cash any outstanding note for which a written purchase notice has been properly delivered by the holder and not withdrawn, subject to certain additional conditions. Holders may submit their notes for purchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to such purchase date until the close of business on such purchase date. The purchase price of a note will be 100% of the principal amount of the note, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the repurchase date. Interest and liquidated damages, if any, will be paid to the record holder as of the related record date.

Hewitt will be required to give notice on a date not less than 20 business days prior to the purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things, the procedures that holders must follow to require Hewitt to purchase their notes.

The purchase notice given by each holder electing to require Hewitt to purchase notes shall state:

•	if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for purchase or, if not, such information as may be required under applicable DTC procedures and the indenture;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the notes are to be purchased by Hewitt pursuant to the applicable provisions of the notes and the indenture.

Any purchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the purchase date.

The notice of withdrawal shall state:

•	the principal amount being withdrawn;

•	if certificated notes have been issued, the certificate numbers of the notes being withdrawn or, if not, such information as may be required under applicable DTC procedures and the indenture; and

•	the principal amount, if any, of the notes that remains subject to the purchase notice.

Payment of the purchase price for a note for which a purchase notice has been delivered and not validly withdrawn is conditioned upon delivery (including by book entry transfer) of the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the note will be made promptly following the later of the purchase date or the time of delivery of the note.

If the paying agent holds money or securities sufficient to pay the purchase price of the note on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the note will cease to be outstanding whether or not the note has been delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the note.

Hewitt’s ability to purchase notes with cash may be limited, among other things, by the terms of its then existing borrowing agreements.

Payment and Conversion

Hewitt will make all payments of principal, interest and liquidated damages, if any, on the notes by dollar check drawn on an account maintained at a bank in The City of New York or by wire transfer. Payment of any interest on the notes will be made to the person in whose name the note, or any predecessor note, is registered at the close of business on March 15 or September 15, whether or not a business day, immediately preceding the relevant interest payment date (a “regular record date”). If you hold registered notes with a face value in excess of $2,000,000 and you would like to receive payments by wire transfer, you will be required to provide the trustee with wire transfer instructions at least 15 days prior to the relevant payment date. Payments made to DTC as holder of the global notes will be made by wire transfer.

Payments on any global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, Hewitt and the trustee will treat the persons in whose names the notes, including any global note, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, neither Hewitt, the trustee nor any of Hewitt’s agents or the trustee’s agents has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global note; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Hewitt will not be required to make any payment on the notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

Notes may be surrendered for conversion at the Corporate Trust Office of the trustee in the Borough of Manhattan in The City of New York. Notes surrendered for conversion must be accompanied by appropriate notices and any applicable payments, including interest payments and payments in respect of taxes, if any.

Hewitt has initially appointed the trustee as paying agent and conversion agent. Hewitt may terminate the appointment of any paying agent or conversion agent and appoint additional or other paying agents and conversion agents. However, until the notes have been delivered to the trustee for cancellation, or moneys sufficient to pay the principal of and interest and liquidated damages, if any, on the notes have been made available for payment and either paid or returned to Hewitt as provided in the indenture, the trustee will maintain an office or agency in the Borough of Manhattan in The City of New York for surrender of notes for conversion. Notice of any termination or appointment and of any change in the office through which any paying agent or conversion agent will act will be given in accordance with “—Notices” below.

All moneys deposited with the trustee or any paying agent, or then held by Hewitt, in trust for the payment of principal of, or interest and liquidated damages, if any, on any notes which remain unclaimed at the end of two years after the payment has become due and payable will be repaid to Hewitt, and you will then look only to Hewitt for payment.

Repurchase at Option of Holders Upon a Change in Control

If a change in control as defined below occurs, you will have the right, at your option, to require Hewitt to repurchase all of your notes not previously called for redemption, or any portion of the principal amount thereof in integral multiples of $1,000. The price Hewitt is required to pay is 100% of the principal amount of the notes to be repurchased, together with interest and liquidated damages, if any, accrued to, but excluding, the repurchase date.

At Hewitt’s option, instead of paying the repurchase price in cash, Hewitt may pay the repurchase price in Hewitt Class A common stock valued at 95% of the average of the closing sale prices of Hewitt Class A common stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date. Hewitt may only pay the repurchase price in Hewitt Class A common stock if Hewitt satisfies the conditions provided in the indenture, including that such Hewitt Class A common stock is listed on a national securities exchange or quoted on the Nasdaq National Market.

Within 30 days after the occurrence of a change in control, Hewitt is obligated to give to you notice of the change in control and of the repurchase right arising as a result of the change of control. Hewitt must also deliver a copy of this notice to the trustee. To exercise the repurchase right, you must deliver on or before the 20th business day after the date of Hewitt’s notice irrevocable written notice to the trustee of your exercise of your repurchase right, together with the notes with respect to which the right is being exercised. Hewitt is required to repurchase the notes promptly after the 20th business day, but not later than the 45th day, after the date of Hewitt’s notice.

A change in control will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

(1)	any person acquires a beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Hewitt’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the capital stock of Hewitt that is entitled to vote generally in elections of directors, other than an acquisition by Hewitt, any of its subsidiaries or any of its employee benefit plans;

(2)	Hewitt merges or consolidates with or into any other person, any merger of another person into it or it conveys, sells, transfers or leases all or substantially all of its assets to another person, other than:

•	any such transaction that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Hewitt’s capital stock and pursuant to which the holders of 50% or more of the total voting power of all shares of Hewitt’s capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

•	any merger that is effected solely to change Hewitt’s jurisdiction of incorporation.

(3)	any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, binding share exchange, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of Hewitt’s common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all shares of Hewitt Class A common stock that:

•	is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or

•	is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

However, a change in control will not be deemed to have occurred if:

•	the closing price per share of Hewitt Class A common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control and the public announcement of the change in control, in the case of a change in control relating to an acquisition of Hewitt capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the notes in effect on each of those trading days;

•

all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a change of control under clauses (1) and/or (2) in the preceding paragraph above, consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the notes become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests; or

•	Exult is consolidated with or merged into Hewitt or Exult conveys, sells, transfers or leases its properties substantially as an entirety to Hewitt.

For purposes of these provisions:

•	whether a person is a beneficial owner will be determined in accordance with Rule 13d-3 under the Exchange Act; and

•	a person includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

The rules and regulations promulgated under the Exchange Act require the dissemination of prescribed information to securityholders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to you. Hewitt will comply with these rules and regulations to the extent they apply at that time.

Hewitt may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note that Hewitt purchases may, to the extent permitted by applicable law and subject to restrictions contained in the purchase agreement with the initial purchasers, be re-issued or resold or may, at Hewitt’s option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

The definition of change in control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of all or substantially all of Hewitt’s assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require Hewitt to repurchase your notes as a result of conveyance, transfer, sale, lease or other disposition of less than all of Hewitt’s assets may be uncertain.

The foregoing provisions would not necessarily provide you with protection if Hewitt is involved in a highly leveraged or other transaction that may adversely affect you.

Although Hewitt has the right to repurchase the notes with Hewitt Class A common stock, subject to certain conditions, Hewitt cannot assure you that it would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. If Hewitt were to fail to repurchase the notes when required following a change in control of Hewitt, an event of default under the indenture would occur. Some of the events constituting a change in control of Hewitt could cause an event of default under the terms of other debt instruments that Hewitt may become subject to in the future.

Mergers and Sales of Assets

Hewitt may not consolidate with or merge into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, and Hewitt may not permit any person to consolidate with or merge into it or convey, transfer, sell or lease such person’s properties and assets substantially as an entirety to Hewitt (except in the case of Exult consolidation with or merging into Hewitt or Exult conveying, transferring, selling or leasing its properties substantially as an entirety Hewitt), unless:

•

the person formed by such consolidation or into or with which Hewitt is merged or the person to which Hewitt’s properties and assets are so conveyed transferred, sold or leased, shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State within the United States or the District of Columbia and, if Hewitt is not the surviving person, the surviving person assumes the payment of the principal of, interest and liquidated damages, if any, on the notes and the performance of Hewitt’s other covenants under the indenture,

•	immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default under the indenture will have occurred and be continuing, and

•	other requirements, as described in the indenture, are met.

Events of Default

The following are events of default under the indenture:

•	Hewitt’s failure to pay any interest or liquidated damages, if any, when due, continued for 30 days;

•	Hewitt’s failure to pay principal when due;

•	Hewitt or any of its subsidiaries fail to pay when due, either at its stated maturity or upon acceleration, any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed, or any guarantee thereof, by Hewitt or any of its subsidiaries, in an aggregate principal amount in excess of $20 million and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after written notice to them by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	Hewitt’s failure to provide notice of a change in control;

•	Hewitt’s failure to deliver shares of Hewitt Class A common stock within 10 days after such Hewitt Class A common stock is required to be delivered upon conversion of a note as provided in the indenture;

•	Hewitt’s breach of or failure to perform any other covenant or agreement in the indenture applicable to the notes, continued for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•	specific events relating to Hewitt’s or any of Hewitt’s subsidiaries’ bankruptcy, insolvency or reorganization.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder, unless the holder shall have offered reasonable indemnity to the trustee. Subject to providing indemnification to the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If an event of default, other than an event of default arising from events of insolvency, bankruptcy or reorganization with respect to Hewitt occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may accelerate the maturity of all notes. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of principal of the notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. If an event of default arising from events of insolvency, bankruptcy or reorganization occurs with respect to Hewitt, then the principal of all the notes will automatically become immediately due and payable without any declaration or other act on the part of the holders of the notes or the trustee. For information as to waiver of defaults, see “—Meetings, Modification and Waiver” below.

You do not have any right to institute any proceeding with respect to the indenture, or for any remedy under the indenture, unless:

•	you give the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request and offered reasonable indemnity to the trustee to institute proceedings;

•	the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the written request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the written request.

However, these limitations do not apply to a suit instituted by you for the enforcement of payment of the principal of or interest, including liquidated damages, if any, on, your note on or after the respective due dates expressed in your note or your right to convert your note in accordance with the indenture.

Hewitt is required to furnish to the trustee annually a statement as to its performance of certain of their obligations under the indenture and as to any default in such performance.

Meetings, Modification and Waiver

The indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

Certain limited modifications of the indenture may be made without the necessity of obtaining the consent of the holders of the notes. Other modifications and amendments of the indenture may be made, compliance by Hewitt with certain restrictive provisions of the indenture may be waived, and any past defaults by Hewitt under the indenture (except a default in the payment of principal or interest) may be waived, either:

•	with the written consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding; or

•	by the adoption of a resolution, at a meeting of holders of the notes at which a quorum is present, by the holders of at least 66 2/3% in aggregate principal amount of the notes represented at such meeting.

The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of such aggregate principal amount.

However, a modification or amendment requires the consent of the holder of each outstanding note affected if it would:

•	change the stated maturity of the principal or interest of a note;

•	reduce the principal amount of or interest on any note;

•	reduce the amount payable upon a redemption, purchase or repurchase;

•	modify the provisions with respect to the purchase right or repurchase right of holders of notes in a manner adverse to the holders;

•	modify Hewitt’s right to redeem the notes in a manner adverse to the holders;

•	change the place or currency of payment on a note;

•	impair the right to institute suit for the enforcement of any payment on any note;

•	modify Hewitt’s obligation to maintain an office or agency in The City of New York;

•	modify any provision that adversely affects the right to convert the notes other than a modification or amendment required by the terms of the indenture;

•	reduce the above-stated percentage of the principal amount of the holders whose consent is needed to modify, amend or waive compliance with certain provisions of the indenture or to waive certain defaults;

•	reduce the percentage required for the adoption of a resolution or the quorum required at any meeting of holders of notes at which a resolution is adopted; or

•	modify Hewitt’s obligation to deliver information required under Rule 144A to permit resales of the notes and Hewitt Class A common stock issued upon conversion of the notes if Hewitt ceases to be subject to the reporting requirements under the Exchange Act.

Registration Rights

In connection with the initial private placement of the notes, Exult entered into a registration rights agreement with the initial purchasers. In the registration rights agreement Exult agreed, for the benefit of the holders of the notes and the shares of common stock issuable upon conversion of the notes, commonly referred to as the registrable securities, at its expense to:

•	file with the SEC, within 90 days after the date the notes are originally issued, a shelf registration statement covering resales of the registrable securities;

•	use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 180 days after the date the notes are originally issued; and

•	use its reasonable best efforts to keep effective the shelf registration statement until the earliest of (i) the sale by the holders of all outstanding registrable securities registered under the shelf registration statement, (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Hewitt, or (iii) two years after the last date of original issuance of the notes.

Hewitt has filed the registration statement of which this prospectus forms a part to meet Exult’s obligations under the registration rights agreement. Hewitt is permitted to suspend the use of the prospectus that is part of the shelf registration statement in connection with the sales of registrable securities during prescribed periods of time if Hewitt’s board of directors determines in good faith that because of valid business reasons it is in Hewitt’s best interests to suspend such use. Such reasons include the acquisition or divesture of assets, pending corporate developments, and similar events. The periods during which Hewitt can suspend the use of the prospectus may not, however, exceed a total of 30 days in any 90-day period or a total of 90 days in any 12-month period. Hewitt will provide to each holder of registrable securities copies of the prospectus that is a part of the shelf registration statement, notify holders when the shelf registration statement has been filed with the SEC and when such shelf registration statement has become effective and take certain other actions required to permit public resales of the registrable securities.

Liquidated damages will accrue on the notes, and the Hewitt Class A common stock issued upon conversion of the notes, constituting registrable securities if:

•	the shelf registration statement ceases to be effective, or Hewitt otherwise prevents or restricts holders of registrable securities from making sales under the shelf registration statement, for more than 30 days, whether or not consecutive, during any 90-day period; or

•	the shelf registration statement ceases to be effective, or Hewitt otherwise prevents or restricts holders of registrable securities from making sales under the shelf registration statement, for more than 90 days, whether or not consecutive, during any 12-month period.

In either event, the liquidated damages on the notes will accrue at a rate of 0.50% of the principal amount per annum from the first day that the 30-day or 90-day period is exceeded, whichever occurs first. In such event, the liquidated damages will continue until the earlier of the following:

•	the time the shelf registration statement again becomes effective or the holders of registrable securities are again able to make sales under the shelf registration statement, depending on which event triggered the liquidated damages; or

•	the earlier of (i) the sale by the holders of all outstanding registrable securities registered under the shelf registration statement, (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Hewitt, and (iii) two years after the last date of original issuance of the notes.

The rates at which liquidated damages will accrue will be as follows:

•	0.25% of the principal amount per annum to and including the 90th day after the registration default; and

•	0.50% of the principal amount per annum from and after the 91st day after the registration default.

A holder who elects to sell any registrable securities pursuant to the shelf registration statement:

•	will be required to be named as a selling securityholder in the related prospectus;

•	may be required to deliver a prospectus to purchasers;

•	may be subject to certain civil liability provisions under the Securities Act in connection with those sales; and

•	will be bound by the provisions of the registration rights agreement that apply to a holder making such an election, including certain indemnification provisions.

Exult mailed a notice and questionnaire to the holders of registrable securities as of January 13, 2004 to obtain certain information regarding the holders for inclusion in this prospectus.

No holder of registrable securities will be entitled:

•	to be named as a selling securityholder in a shelf registration statement as of the date such shelf registration statement is declared effective; or

•	to use the prospectus forming a part of the shelf registration statement for offers and resales of registrable securities at any time,

unless such holder has returned a completed and signed notice and questionnaire to Hewitt by the deadline for response set forth in the notice and questionnaire.

Beneficial owners of registrable securities who have not returned a notice and questionnaire by such questionnaire deadline may receive another notice and questionnaire from Hewitt upon request. Following Hewitt’s receipt of a completed and signed notice and questionnaire, Hewitt will include the registrable securities covered thereby in the shelf registration statement within the time period set forth in the registration rights agreement.

Hewitt has agreed to use its reasonable best efforts to cause the shares of Hewitt Class A common stock issuable upon conversion of the notes to be traded on the New York Stock Exchange or other stock exchange or trading system on which the Hewitt Class A common stock is then primarily listed or quoted, on or prior to the effectiveness of the shelf registration statement.

Notices

Notice to holders of the registered notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Notice of a redemption of notes will be given not less than 30 nor more than 60 days prior to the redemption date and will specify the redemption date. A notice of redemption of the notes will be irrevocable.

Replacement of Notes

Hewitt will replace any note that becomes mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to Hewitt and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and Hewitt may be required at the expense of the holder of the note before a replacement note will be issued.

Payment of Stamp and Other Taxes

Hewitt will pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the notes or of shares of stock upon conversion of the notes. Hewitt will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

Governing Law

The indenture, the notes and the registration rights agreement are governed by and construed in accordance with the laws of the State of New York, United States of America.

The Trustee

If an event of default occurs and is continuing, the trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of notes, unless they shall have furnished to the trustee reasonable security or indemnity.

DESCRIPTION OF HEWITT CAPITAL STOCK

A description of Hewitt’s capital stock is set forth below. The following description of Hewitt’s capital stock is intended as a summary only and is qualified in its entirety by reference to its amended and restated certificate of incorporation and amended and restated bylaws which are incorporated by reference into this prospectus, and to the Delaware General Corporation Law.

General

Hewitt’s authorized capital stock consists of 750,000,000 shares of Class A common stock, par value $0.01 per share, 200,000,000 shares of Class B common stock, par value $0.01 per share, 50,000,000 shares of Class C common stock, par value $0.01 per share and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Class A Common Stock

Dividends.    Holders of record of shares of Class A common stock are entitled to receive dividends when, if and as may be declared by the board of directors out of funds legally available for such purposes. No dividends may be declared or paid on any share of any other class of common stock, unless a dividend, at the same rate per share, is simultaneously declared or paid on each share of Class A common stock. In the case of a stock dividend or distribution, holders of Class A common stock are entitled to receive the same percentage dividend or distribution as holders of each other class of common stock, except that stock dividends and distributions shall be made in shares of Class A common stock to the holders of Class A common stock.

Voting Rights.    Holders of Class A common stock are entitled to one vote per share. Holders of shares of all classes of common stock will vote as a single class on all matters submitted to a vote of stockholders except as otherwise required by law. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve, among other things, a change in the designations, preferences or limitations of the shares of such class of common stock.

Convertibility.    The shares of Class A common stock are not convertible into any other class of common stock.

Liquidation Rights.    Upon liquidation, dissolution or winding-up of Hewitt, the holders of each class of common stock are entitled to share ratably in all assets available for distributions after payment in full to creditors and payment of any liquidation preference in respect of outstanding preferred stock.

Other Provisions.    None of the holders of Class A common stock is entitled to preemptive or subscription rights. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A common stock must be identical to that received by holders of any other class of common stock. No shares of any other class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless the shares of Class A common stock concurrently are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Transfer Restrictions.    Pursuant to a stockholders agreement between Hewitt and General Atlantic, LLC and certain of its investment partnerships, which we collectively refer to as the General Atlantic Partnerships, the General Atlantic Partnerships have agreed not to sell, transfer or otherwise dispose of their shares of Hewitt Class A common stock into which shares of Exult common stock were converted in the merger until June 27, 2006. However, the General Atlantic Partnerships are permitted to sell these Hewitt shares in the following circumstances:

•	the General Atlantic Partnerships may participate in any secondary offering of Hewitt common stock by the Hewitt Class B and Class C stockholders (see “— Restrictions on Class B and Class C Common Stock” for a description of the Hewitt Class B and Class C stockholders arrangements) if a secondary offering is initiated prior to the six month anniversary of the effective time of the merger;

•	the number of shares of Hewitt Class A common stock that the General Atlantic Partnerships may include in that secondary offering will be equal to the number of shares that it could have sold under the “dribble out” provisions of Rule 144 under the Securities Act (generally for any three-month period, the greater of 1% of the outstanding Hewitt Class A shares and the four week average NYSE trading volume in Hewitt Class A shares) during the period from the completion of the merger to the 90th day after the completion of the secondary offering, or any shorter period as to which the General Atlantic Partnerships may be required to lock-up their shares (we refer to this period as the “secondary offering period”), but the amount of shares that the General Atlantic Partnerships may include in the secondary offering will be subject to reduction if the inclusion of them (as determined by the lead underwriter) would adversely affect the pricing of the offering;

•	following the earlier of the expiration of the secondary offering period and the six month anniversary of the effective time of the merger, the General Atlantic Partnerships may transfer a number of shares of Hewitt Class A common stock that it could sell under the Rule 144 “dribble out” provisions (even if those provisions have ceased to apply under Rule 145(d) under the Securities Act, unless the reason those restrictions no longer apply is that the General Atlantic designee has not been elected to the Hewitt board of directors); and

•	if the General Atlantic Partnerships would be entitled to sell under the preceding paragraph prior to June 27, 2005, it will nevertheless not sell prior to June 27, 2005 if Hewitt is pursuing a public offering of Class A common stock and the General Atlantic Partnerships’ Hewitt Class A shares that would have been included in a Hewitt secondary offering as described in the first bullet above are in fact included in the secondary offering without reduction for adverse effects on pricing.

Under the stockholders agreement, the General Atlantic Partnerships are entitled to cause Hewitt to register Hewitt Class A common stock beneficially owned by them and received pursuant to the merger in accordance with the terms and conditions of the registration rights agreement they had with Exult prior to the merger. The rights of the General Atlantic Partnerships under the Exult registration rights agreement are subject to the following conditions:

•	except in accordance with the transfer restrictions described above, the General Atlantic Partnerships may not exercise any of its registration rights under the Exult registration rights agreement until after June 27, 2006; and

•	the General Atlantic Partnerships’ exercise of any of their rights under the Exult registration rights agreement will be subordinate to the rights of holders of Hewitt Class B and Class C common stock issued in connection with Hewitt’s initial public offering and in any registration and sale of Hewitt Class A common stock (and the Class B and Class C stockholders will have priority over the parties to the Exult registration rights agreement in such registration and sale) in the event of any underwriter or other cutbacks.

Kevin M. Campbell, Richard H. Jones, James C. Madden, V., Michael J. Salvino and Stephen M. Unterberger, each former members of Exult management, also entered into a stockholders agreement with Hewitt in connection with the merger agreement. These former Exult management stockholders have agreed to transfer restrictions that are substantially the same as the restrictions on sales that apply to the Hewitt Class B and Class C stockholders, subject to limited exceptions for sales of restricted stock by Mr. Campbell and a potentially shorter restriction period for Mr. Madden. (see “—Restrictions on Class B and Class C Common Stock” for a description of the Hewitt Class B and Class C stockholders arrangements).

Class B Common Stock

Dividends.    Holders of record of shares of Class B common stock are entitled to receive dividends when, if and as may be declared by the board of directors out of funds legally available for such purposes. No dividends may be declared or paid on any share of any other class of common stock, unless a dividend, at the same rate per share, is simultaneously declared or paid on each share of Class B of common stock. In the case of a stock dividend or distribution, holders of Class B common stock are entitled to receive the same percentage dividend or distribution as holders of each other class of common stock, except that stock dividends and distributions shall be made in shares of Class B common stock to the holders of Class B common stock.

Voting Rights.    Holders of Class B common stock are entitled to one vote per share. However, the vote of holders of Class B common stock and of the holders of Class C common stock is taken separately from the Class A common stock and, other than in elections of directors, each share of Class B and Class C common stock is voted by a stockholders’ committee (described below) in accordance with the vote of the majority of the shares of Class B and Class C common stock entitled to vote, voting together as a group, in a preliminary vote. In elections of directors, each share of Class B and Class C common stock is voted by the stockholders’ committee in favor of the election of the directors receiving the highest number of votes cast by the holders of Class B and Class C common stock, voting together as a group, in a preliminary vote. Holders of shares of all classes of common stock vote as a single class on all matters submitted to a vote of stockholders except as otherwise required by law. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve, among other things, a change in the designations, preferences or limitations of the shares of such class of common stock.

The votes of Class B and Class C common stock is administered by a stockholders’ committee. The stockholders’ committee is elected by the holders of Class B and Class C common stock, voting together as a group. The stockholders’ committee consists of seven members, each of whom serves a four-year term. The terms of the members of the stockholders’ committee are staggered so that two members generally will be elected each year. The terms of the initial members of the stockholders’ committee do not expire until 2005. Members of the stockholders’ committee may not be directors of Hewitt. No member of the stockholders’ committee may serve more than two terms.

Convertibility.    Each share of Class B common stock will automatically be converted into one share of Class A common stock in the event the holder transfers such share to any person other than (i) one of FORE Holdings LLC’s (formerly Hewitt Holdings, LLC) owners, (ii) a former Bacon & Woodrow partner, or (iii) any member of the immediate family of, or any trust for the benefit (or the benefit of the immediate family) of, or certain other entities associated with, such person. All shares of the Class B common stock will automatically be converted into shares of Class A common stock in the event the total number of shares of Class B common stock and Class C common stock outstanding at any time is equal to or less than 10% of the total number of outstanding shares of all classes of common stock.

Liquidation Rights.    Upon liquidation, dissolution or winding-up of Hewitt, the holders of each class of common stock are entitled to share ratably in all assets available for distributions after payment in full to creditors and payment of any liquidation preference in respect of outstanding preferred stock.

Other Provisions.    None of the holders of Class B common stock is entitled to preemptive or subscription rights. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class B common stock must be identical to that received by holders of any other class of common stock. No shares of common stock may be subdivided, consolidated, reclassified or otherwise changed unless the shares of Class B common stock concurrently are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Class C Common Stock

Dividends.    Holders of record of shares of Class C common stock are entitled to receive dividends when, if and as may be declared by the board of directors out of funds legally available for such purposes. No dividends may be declared or paid on any share of any other class of common stock, unless a dividend, at the same rate per share, is simultaneously declared or paid on each share of Class C common stock. In the case of a stock dividend or distribution, holders of Class C common stock are entitled to receive the same percentage dividend or distribution as holders of each other class of common stock, except that stock dividends and distributions shall be made in shares of Class C common stock to the holders of Class C common stock.

Voting Rights.    Holders of Class C common stock are entitled to one vote per share. However, the vote of holders of Class B common stock and the holders of Class C common stock is taken separately from the Class A common stock and, other than in elections of directors, each share of Class B and Class C common stock is voted by the stockholders’ committee in accordance with the vote of the majority of the shares of Class B and Class C common stock entitled to vote on the matter, voting together as a group, in a preliminary vote. In elections of directors, each share of Class B and Class C common stock is voted by the stockholders’ committee in favor of the election of the directors receiving the highest number of votes cast by the holders of Class B and Class C common stock, voting together as a group, in a preliminary vote. Holders of shares of all classes of common stock vote as a single class on all matters submitted to a vote of stockholders except as otherwise required by law. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve, among other things, a change in the designations, preferences or limitations of the shares of such class of common stock.

Convertibility.    Each share of Class C common stock will automatically be converted into one share of Class A common stock in the event the holder transfers such share to any person other than (i) one of FORE Holdings LLC’s owners, (ii) a former Bacon & Woodrow partner, or (iii) any member of the immediate family of, or any trust for the benefit (or the benefit of the immediate family) of, or certain other entities associated with, such person. All shares of the Class C common stock will automatically be converted into shares of Class A common stock in the event the total number of shares of Class B and Class C common stock outstanding at any time is equal to or less than 10% of the total number of outstanding shares of all classes of common stock.

Liquidation Rights.    Upon liquidation, dissolution or winding-up of Hewitt, the holders of each class of common stock are entitled to share ratably in all assets available for distributions after payment in full to creditors and payment of any liquidation preference in respect of outstanding preferred stock.

Other Provisions.    None of the holders of Class C common stock is entitled to preemptive or subscription rights. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class C common stock must be identical to that received by holders of any other class of common stock. No shares of any other class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless the shares of Class C common stock concurrently are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Surrender of Class C Shares.    If the employment of a holder of Class C common stock is terminated before June 27, 2006 (other than as a result of the holder’s death or disability) each share of Class C common stock held by such holder will automatically be converted into a lesser number of shares of Class C common stock calculated according to a formula set forth in Hewitt’s amended and restated certificate of incorporation. The formula provides that the reduction in the number of shares is based on the number of years following Hewitt’s initial public offering that the holder remained one of Hewitt’s employees and the market price of its Class A common stock at the time the holder’s employment was terminated.

If the employment of a holder of Class C common stock is terminated before June 27, 2006 and the holder begins to work for a competitor of ours within two years after the date of termination, the number of shares of Class C common stock held by such holder will be further reduced. Any shares which are so surrendered as a result of the operation of the formula set forth in Hewitt’s amended and restated certificate of incorporation or in connection with early termination of employment will be reissued to the remaining holders of Class C common stock and will remain outstanding.

Restrictions on Class B and Class C Common Stock

Stockholders’ Agreement.    As a condition to receiving shares of Class B common stock in the distribution by FORE Holdings LLC, the FORE Holdings LLC owners entered into a stockholders’ agreement whereby the shares received in the distribution would continue to be subject to similar restrictions as when the shares were held by FORE Holdings LLC. Hewitt, FORE Holdings LLC and the FORE Holdings LLC owners or their transferees who received shares of Class B common stock in the distribution from FORE Holdings LLC to the owners are parties to the stockholders’ agreement.

Persons and Shares Covered.    The parties to the stockholders’ agreement (other than Hewitt and FORE Holdings LLC) and the persons who from time to time may become parties to the stockholders’ agreement are referred to as “covered persons.”

The stockholders agreement covers:

•	all shares of Class B common stock and Class C common stock beneficially owned by each covered person at the time such covered person entered into the stockholders’ agreement,

•	any shares of Class B common stock and Class C common stock as to which a covered person acquires beneficial ownership after execution of the stockholders’ agreement, and

•	any shares of Class A common stock as to which a covered person acquires beneficial ownership upon conversion of the shares of Class B common stock or Class C common stock beneficially owned by such covered person.

Shares of Class A common stock acquired by covered persons in the open market will not be subject to the stockholders’ agreement. The shares covered by the stockholders’ agreement are referred to as “covered shares.”

Transfer Restrictions.    The stockholders’ agreement contains restrictions on transfer whereby each covered person who is an owner or transferee of an owner will be subject to the transfer restrictions described below. Such covered persons are referred to as “owner covered persons.” Each owner covered person may not transfer any covered shares beneficially owned by such owner covered person until the later to occur of June 27, 2005 and the date which is six months after the consummation of the most recent public offering of Hewitt’s Class A common stock prior to June 27, 2005. Each owner covered person may not transfer prior to June 26, 2006 any “goodwill shares” (defined below) beneficially owned by such owner covered person which are still subject to the book to market phase-in discussed below.

Book to Market Phase-in.    If a FORE Holdings LLC owner’s employment terminates (other than as a result of an owner’s retirement (subject to certain criteria), death or disability) within four years of Hewitt’s initial public offering (which occurred on June 27, 2002) and before the owner reaches the age of 55 with ten years of service with Hewitt, the number of shares held by the owner will be reduced. The shares held by a terminated owner which may be subject to reduction are referred to as “goodwill shares.” Upon completion of Hewitt’s initial public offering, there were approximately 55,600,000 of these shares. The reduction in the number of goodwill shares is a function of the then current book value and market value of the shares and is calculated according to the formula described below. Book value of Hewitt’s Class A common stock will be determined as of the end of the immediately preceding fiscal quarter for which Hewitt has reported financial results and market value of Hewitt’s Class A common stock will be determined based on the weighted average closing sale price of Hewitt’s Class A common stock as quoted on the NYSE for the five trading days preceding the date of termination.

Specifically, on each anniversary of the initial public offering, if a FORE Holdings LLC owner is one of Hewitt’s employees on that date, such owner’s entitlement to a portion of the goodwill shares will increase, as follows, from book value to market value.

	Entitlement to goodwill shares at book value	Entitlement to goodwill shares at market value
On or prior to June 27, 2003	100%	0%
On or after June 27, 2003 to June 26, 2004	75%	25%
On or after June 27, 2004 to June 26, 2005	50%	50%
On or after June 27, 2005 to June 26, 2006	25%	75%
On or after June 27, 2006	0%	100%

As to any goodwill shares that a FORE Holdings LLC owner is entitled to receive at market value, such shares will not be subject to surrender by the owner. As to any goodwill shares that an owner is entitled to receive at book value, an owner will surrender a number of shares having an aggregate market value equal to the difference between the market value and the book value of such shares. The surrendered shares will be reallocated to the remaining FORE Holdings LLC owners.

If a FORE Holdings LLC owner who is at least 52 years of age and who has been an owner for at least ten years provides twelve months’ prior written notice of intent to retire to the board of directors, such owner will be eligible for a special retiree formula as to entitlement to goodwill shares. Such formula considers the age of the individual and the number of years that person has been an owner. Depending on the combination of these factors, such person would be entitled to between 82% and 100% of his or her book value goodwill shares at market value at that time.

The Chief Executive Officer, Mr. Gifford, has agreed to waive any enhanced rights to goodwill shares at market value due to retirement prior to June 27, 2006, unless his retirement is initiated by Hewitt’s board of directors. In the event of a FORE Holdings LLC owner’s death, the estate of such owner will be entitled to 100% of the goodwill shares at market value. In the event of an owner’s disability, the owner will continue to be treated as an active employee during the disability.

Term.    The stockholders’ agreement continues in effect until the first to occur of the termination of the stockholders’ agreement by the affirmative vote of the holders of a majority of the covered shares, such time as the covered shares represent less than 10% of Hewitt’s issued and outstanding shares of common stock, or June 27, 2022. Covered persons are bound by the terms of the stockholders’ agreement for as long as they hold covered shares. Any termination of the book to market phase-in provisions (at any time) would require the approval of the majority of Hewitt’s independent directors.

Waivers and Amendments.    The executive committee of FORE Holdings LLC may waive the transfer restrictions for any reason it deems appropriate. Any waiver or amendment to the book to market phase-in provisions requires the approval of Hewitt’s independent directors.

Subject to the foregoing paragraph, the provisions of the stockholders’ agreement may generally be amended or waived by the affirmative vote of the holders of a majority of the covered shares. However, any waiver or amendment materially affecting Hewitt’s rights or obligations or the rights or obligations of either of the stockholders’ committee or the executive committee of FORE Holdings LLC requires the approval of the entity so affected.

Effects of Change in Control.    Following the consummation of a change in control of Hewitt, the transfer restrictions applicable to owner covered persons and the voting provisions discussed above will terminate. The book to market phase-in provisions will not be affected by a change in control and will continue to apply with respect to the owner covered person’s shares in the acquiror. However, if a FORE Holdings LLC owner’s employment with Hewitt or the acquiror is terminated without cause within two years following a change in control, the owner will be entitled to all goodwill shares at market value.

Additional Transfer Restrictions.    The shares of restricted Class A common stock issued to certain of Hewitt’s key employees may not be transferred prior to June 27, 2005, which period may be extended by six months in certain circumstances, other than through a registered public sale or to the extent Hewitt waives the transfer restrictions. Twenty-five percent of such shares vested on each of June 27, 2003 and 2004. Hewitt has waived the transfer restriction on the shares which vested on June 27, 2003.

Under a transfer restriction agreement entered into between Hewitt and the former partners of Bacon & Woodrow, the shares of Class B common stock and Class C common stock issued to the former partners of Bacon & Woodrow and the shares of Class A common stock issued to the certain key non-partner employees of Bacon & Woodrow may not be transferred prior to June 27, 2005, which period may be extended by six months in certain circumstances, other than transfers to permitted transferees, through a registered public sale, or to the extent Hewitt waives the transfer restrictions. Twenty-five percent of the shares issued to certain key non-partner employees of Bacon & Woodrow vested on each of June 27, 2003 and 2004. Hewitt has waived the transfer restrictions on the shares which vested on June 27, 2003 and Hewitt permitted a sale of a portion of the shares that vested on June 27, 2004 solely to enable the holders of those shares to pay certain UK tax obligations relating to the vesting of those shares.

Registered Secondary Sales.    Pursuant to a registration rights agreement entered into in June 2002, FORE Holdings LLC has the right, on behalf of its owners, to request that Hewitt register for underwritten public sale, on each of three occasions, up to 12% of the shares then held by its owners, the former partners of Bacon & Woodrow and Hewitt’s key employees, subject to the determination by Hewitt’s independent directors that such a sale is not contrary to the best interests of Hewitt. The independent directors may consider several factors in making such a determination, including share price performance after the date of the offering, equity market conditions and Hewitt’s operating results. On August 6, 2003, certain selling stockholders sold an aggregate of 9,852,865 shares of Class A common stock following a registration request under the registration rights agreement. On August 11, 2003, the underwriters exercised their over-allotment option to purchase an additional 1,477,929 shares from the selling stockholders. Hewitt did not receive any proceeds from the sale of the shares and paid for the expenses of the offering, pursuant to the terms of the registration rights agreement. FORE Holdings LLC was not permitted to exercise another registration right until after February, 2004. Under the registration rights agreement, Hewitt has agreed to indemnify FORE Holdings LLC and the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended. On April 16, 2004, Hewitt announced that it filed a shelf registration statement to register for resale the shares of Class A common stock issuable upon conversion of the Class B and Class C shares of common stock pursuant to the next registration request under the registration rights agreement and this registration statement was declared effective on September 1, 2004. Hewitt may from time to time engage in other organized sales or registered resales and otherwise release certain Class B and Class C shares from sales restrictions. Additionally, from time to time, subject to applicable securities law restrictions, Hewitt has and expects to continue to provide Class B and Class C stockholders the opportunity to participate in coordinated sales of Hewitt common stock in non-registered offerings, including sales under Rule 144 under the Securities Act.

Minimum Stock Ownership Requirements.    FORE Holdings LLC owners are required to hold a minimum number of shares while they are employees of Hewitt. Under the option award agreement for the FORE Holdings LLC owners, each FORE Holdings LLC owner is required to maintain beneficial ownership of at least 25% of such owner’s initial goodwill shares while employed by Hewitt.

Under the Bacon & Woodrow transfer restriction agreement, while employed by Hewitt, each of the former partners of Bacon & Woodrow is required to maintain beneficial ownership of at least 25% of the Class C shares of common stock issued to such former partner.

Undesignated Preferred Stock

Hewitt’s amended and restated certificate of incorporation provides that it may issue up to 10,000,000 shares of preferred stock in one or more series as may be determined by its board of directors. Hewitt’s board of directors has broad discretionary authority with respect to the rights of any new series of preferred stock and may take several actions without any vote or action of the stockholders, including:

•	determine the number of shares to be included in each series;

•	fix the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions; and

•	increase or decrease the number of shares of any series.

Hewitt believes that the ability of its board of directors to issue one or more series of preferred stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of Class A common stock, Class B common stock and Class C common stock, will be available for issuance without action by Hewitt’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which its securities may be listed or traded.

The board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of Class A common stock, Class B common stock or Class C common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of Hewitt or to make the removal of its management more difficult. This could have the effect of decreasing the market price of each class of common stock.

Although Hewitt’s board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of Hewitt. Hewitt’s board of directors will make any determination to issue such shares based on its judgment as to Hewitt’s best interests and the best interests of its stockholders. Hewitt’s board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of Hewitt’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.

Hewitt has no present plans to issue any shares of its preferred stock.

Listing

Hewitt’s Class A common stock is listed on the New York Stock Exchange under the symbol “HEW”. The shares of Class A common stock being offered pursuant to this prospectus have been approved for listing, subject to official notice of issuance.

Delaware Law and Charter and By-Law Provisions; Anti-Takeover Effects

Hewitt has elected to be governed by the provisions of Section 203 (“Section 203”) of the Delaware corporate law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock, or is an affiliate of the corporation and owned 15% or more of the corporation’s voting stock at any time during the three years prior to the time that the determination of an interested stockholder is made. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of Hewitt’s shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

•	after the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Hewitt’s by-laws provide for the division of Hewitt’s board of directors into three classes as nearly equal in size as possible with staggered three-year terms. Approximately one-third of Hewitt’s board will be elected each year. In addition, Hewitt’s by-laws provide that directors may be removed only for cause and then only by the affirmative vote of the holders of a majority of the outstanding voting power of Hewitt’s capital stock outstanding and entitled to vote generally in the election of directors. Under Hewitt’s by-laws, any vacancy on Hewitt’s board of directors, however occurring, including a vacancy resulting from an enlargement of Hewitt’s board, may only be filled by vote of a majority of Hewitt’s directors then in office even if less than a quorum. The classification of Hewitt’s board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Hewitt.

Hewitt’s by-laws provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by the board of directors. Hewitt’s by-laws further provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to Hewitt’s corporate secretary the required written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. In addition to other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to the corporate secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, in which case the notice must be delivered no later than the 10th day following the day on which public announcement of the meeting is first made. Although Hewitt’s by-laws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, Hewitt’s by-laws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Hewitt

Hewitt’s certificate of incorporation also provides that any action required or permitted to be taken by Hewitt’s stockholders at an annual meeting or special meeting of stockholders may only be taken at a stockholders meeting and may not be taken by written consent in lieu of a meeting. Hewitt’s certificate of incorporation includes a “constituency” provision that permits (but does not require) a director of Hewitt’s in taking any action (including an action that may involve or relate to a change or potential change in control of us) to consider, among other things, the effect that Hewitt’s actions may have on other interests or persons (including Hewitt’s employees, clients, suppliers, customers and the community) in addition to Hewitt’s stockholders.

Hewitt’s certificate of incorporation includes a “fair price” provision (the “fair price provision”) which prohibits business combinations (as defined below) with a related person (as defined below), unless either:

(a) the holders of Hewitt’s capital stock receive in the business combination either:

(i) the same consideration in form and amount per share as the highest consideration paid by the related person in a tender or exchange offer in which the related person acquired at least 30% of the outstanding shares of Hewitt’s capital stock and which was consummated not more than one year prior to the business combination or the entering into of a definitive agreement for the business combination; or

(ii) not less in amount (as to cash) or fair market value (as to non-cash consideration) than the highest price paid or agreed to be paid by the related person for shares of Hewitt’s capital stock in any transaction that either resulted in the related person’s beneficially owning 15% or more of Hewitt’s capital stock, or was effected at a time when the related person beneficially owned 15% or more of Hewitt’s capital stock, in either case occurring not more than one year prior to the business combination; or

(b) the transaction is approved by:

(i) a majority of continuing directors (as defined below); or

(ii) shares representing at least 75% of the votes entitled to be cast by the holders of Hewitt’s capital stock.

Under the fair price provision, a “related person” is any person who beneficially owns 15% or more of Hewitt’s capital stock or is one of Hewitt’s affiliates and at any time within the preceding two-year period was the beneficial owner of 15% or more of Hewitt’s outstanding capital stock. The relevant “business combinations” involving Hewitt’s company covered by the fair price provision are:

•	any merger or consolidation of Hewitt’s company or any subsidiary of Hewitt’s company with or into a related person or an affiliate of a related person;

•	any sale, lease, exchange, transfer or other disposition by us of all or substantially all of the assets of Hewitt’s company to a related person or an affiliate of a related person;

•	reclassifications, recapitalizations and other corporate actions requiring a stockholder vote that have the effect of increasing by more than one percent the proportionate share of Hewitt’s capital stock beneficially owned by a related person or an affiliate of a related person; and

•	a dissolution of Hewitt’ voluntarily caused or proposed by a related person or an affiliate of a related person.

A “continuing director” is a director who is unaffiliated with the related person and who was a director before the related person became a related person, and any successor of a continuing director who is unaffiliated with a related person and is recommended or nominated to succeed a continuing director by a majority of the continuing directors. Under Hewitt’s certificate of incorporation, Hewitt Holdings and its affiliates are not related persons. In addition, any person who acquires 15% or more of Hewitt’s common stock directly from Hewitt Holdings or its affiliates will not be deemed related persons.

The Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Hewitt’s certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the shares of common stock outstanding at the time such action is taken to amend or repeal the fair price and constituency provisions of Hewitt’s certificate of incorporation. Hewitt’s by-laws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the by-laws, and may also be amended by the stockholders by the affirmative vote of the holders of at least two- thirds of the total voting power of all outstanding shares of capital stock. The two-thirds stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

Limitation of Liability and Indemnification

Hewitt’s certificate of incorporation and by-laws provide that:

•	Hewitt must indemnify Hewitt’s directors and officers to the fullest extent permitted by Delaware law, as it may be amended from time to time;

•	Hewitt may indemnify Hewitt’s other employees and agents to the same extent that we indemnify Hewitt’s officers and directors, unless otherwise required by law, Hewitt’s certificate of incorporation or Hewitt’s by-laws; and

•	Hewitt must advance expenses, as incurred, to Hewitt's directors and officers in connection with legal proceedings to the fullest extent permitted by Delaware law, subject to very limited exceptions.

In addition, Hewitt's certificate of incorporation provides that Hewitt's directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, except for:

•	any breach of their duty of loyalty to us or Hewitt’s stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law, with respect to unlawful dividends or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Hewitt also maintains director and officer insurance providing for indemnification for Hewitt’s directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, Hewitt has agreed to indemnify Hewitt’s directors and officers who are selling stockholders against certain liabilities in connection with the sale of shares pursuant to this prospectus.

These provisions may discourage stockholders from bringing a lawsuit against Hewitt’s directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and Hewitt’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of Hewitt’s directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for Hewitt’s Class A common stock is EquiServe Trust Company, N.A.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material U.S. federal income tax considerations relating to the amendments to the notes (i.e., Hewitt becoming a co-obligor on the notes, Hewitt’s agreement to issue shares of its Class A common stock upon conversion of the notes and the possibility that Hewitt may become the sole obligor of the notes in the event Exult subsequently merges with and into Hewitt) and the purchase, ownership, and disposition of the notes and of the Hewitt Class A common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing authorities. These authorities may change, or the IRS might interpret the existing authorities differently. In either case, the tax considerations of the amendments and of purchasing, owning or disposing of notes or Hewitt Class A common stock could differ from those described below. This summary deals only with purchasers that hold notes or Hewitt Class A common stock into which notes have been converted as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not deal with persons in special tax situations, such as financial institutions, insurance companies, S corporations, regulated investment companies, tax exempt investors, dealers in securities and currencies, U.S. expatriates, persons holding notes as a position in a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction for tax purposes, persons who own, directly or indirectly, stock representing 10% or more of Hewitt’s voting power, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under U.S. alternative minimum tax rules, U.S. federal estate or gift tax laws (except as specifically described below with respect to Non-U.S. Holders), the laws of any U.S. state or locality, or any non-U.S. tax laws.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE, OR LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. Holder” means a beneficial owner of notes or common stock into which notes have been converted that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity that has elected to be treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if, in general, a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than a partnership, of notes or common stock into which notes have been converted that is not a U.S. Holder.

If a partnership, including for this purpose any entity treated as a partnership for U.S. tax purposes, or other flow-through entity, is a beneficial owner of notes or common stock into which notes have been converted, the treatment of a partner in the partnership or an owner of the flow-through entity will generally depend upon the status of the partner or owner and upon the activities of the partnership or other flow-through entity. A holder of notes that is a partnership or other flow-through entity, and partners in such a partnership or owners of such other flow-through entity, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of notes and common stock into which notes have been converted.

Tax Consequences of the Amendments

The U.S. federal income consequences of the amendments (i.e., Hewitt becoming a co-obligor on the notes, Hewitt’s agreement to issue shares of its Class A common stock upon conversion of the notes and the possibility that Hewitt may become the sole obligor of the notes in the event Exult subsequently merges with and into Hewitt) will depend on whether the amendments are treated, for U.S. federal income tax purposes, as resulting in a deemed exchange of old debt instruments for new debt instruments having modified terms. Under the applicable Treasury Regulations, a “significant modification” of a debt instrument results in a deemed exchange, whereas a “modification” that is not “significant” is not treated as such an exchange. The Treasury Regulations establish a general rule that a modification is significant if the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

The Treasury Regulations provide that the addition or deletion of a co-obligor on a debt instrument is a significant modification if the addition or deletion of the co-obligor results in a change in payment expectations. The Treasury Regulations further provide that a change in payment expectations occurs if, as a result of a transaction, either (1) there is a substantial enhancement of the obligor’s capacity to meet the payment obligations under a debt instrument and that capacity was primarily speculative prior to the modification and is adequate after the modification or (2) there is a substantial impairment of the obligor’s capacity to meet the payment obligations under a debt instrument and that capacity was adequate prior to the modification and is primarily speculative after the modification.

Although the issue is not free from doubt, Hewitt believes, and intends to take the position, that the amendments, including its becoming a co-obligor on the notes and the possibility that it may become the sole obligor of the notes, should not constitute a significant modification of the notes for U.S. federal income tax purposes. If such position is respected, there would be no deemed exchange of the notes. If there is no deemed exchange of the notes, holders should not recognize any gain or loss as a result of the amendments and holders should have the same tax basis and holding period with respect to the notes as before the amendments. There is no assurance, however, that the IRS might not take a different position or that any such position, if taken, would not be sustained.

Even if the adoption of the amendments were treated as a significant modification of the notes, a holder should not recognize gain or loss if both the “old” notes deemed to be surrendered and the “new” notes deemed to be received were treated as “securities” for U.S. federal income tax purposes. Such deemed exchange in this case would be treated as a non-recognition event to holders pursuant to the reorganization provisions of the Code, in which case holders would not recognize any gain or loss on the deemed disposition of notes. If on the other hand either the “old” notes or the “new” notes were not treated as “securities” for U.S. federal income tax purposes, a holder (subject to the rules for Non-U.S. Holders discussed below) would generally recognize gain or loss in an amount equal to the difference between the “issue price” of the “new” notes deemed to be received (as discussed below) by such holder in the exchange and the adjusted tax basis of the “old” notes deemed to have been surrendered. All or a portion of such gain may be treated as ordinary income under the market discount rules discussed below. If gain or loss on the “old” notes is recognized, the holder’s holding period in the “new” notes would begin the day after the effective date of the amendments and such holder’s basis in the “new” notes would equal the issue price thereof. There is no precise definition of what constitutes a “security” under U.S. federal income tax law, and all facts and circumstances pertaining to the origin and character of the notes are relevant in determining its status. Nevertheless, courts generally have held that corporate debt obligations evidenced by written instruments with maturities of ten years or more will be considered tax securities for this purpose, but corporate debt obligations evidenced by written instruments with maturities of less than five years are generally not considered securities. Hewitt intends to take the position, to the extent relevant, that the notes are securities for U.S. federal income tax purposes.

In the case of a deemed exchange, if the “new” notes are “traded on an established securities market” as defined in the Treasury Regulations, their issue price would equal the fair market value of the “new” notes as of the date the “new” notes are deemed issued. Further, if the “old” notes were traded on an established securities market, but the “new” notes are not so traded, the issue price of the “new” notes would instead be the fair market value of the “old” notes on the date that the “new” notes are deemed issued. As a consequences of these rules, if there is a deemed exchange and without regard to whether the notes are securities for U.S. federal income tax purposes, the “new” notes may be treated as issued with original issue discount (which is generally required to be included in income on a constant yield basis over an instrument’s term, possibly in advance of cash payments attributable to such interest) if their stated redemption price at maturity exceeds their issue price. Alternatively, the “new” notes may be treated as issued with bond premium if their adjusted tax basis (i.e., their issue price) exceeds their principal amount, in which case the amount of bond premium may be amortizable under the rules described below. Holders should note, however that although the matter is not free from doubt, the Company believes, and intends to take the position, that the amendments should not constitute a significant modification of the notes, and therefore, there should be no deemed exchange of the notes.

U.S. Holders

Taxation of Interest

U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with their regular method of accounting. Hewitt believes the notes were not issued with original issue discount. Hewitt may be required to make payments of liquidated damages to holders of the notes if Hewitt does not maintain the effectiveness of a registration statement, as described under “Description of Notes—Registration Rights.” The original issue discount rules allow contingent payments such as these to be disregarded in computing a holder’s interest income if the contingency is “remote.” Hewitt believes that there is only a remote possibility that Hewitt would be required to pay liquidated damages because of a failure to provide registration rights. Hewitt’s determination in this regard is binding on U.S. Holders unless they disclose their contrary position. If, contrary to expectations, Hewitt pays liquidated damages while the notes are outstanding, U.S. Holders would be required to recognize additional interest income. If, contrary to expectations, Hewitt pays liquidated damages after conversion, U.S. Holders might be required to recognize additional income at that time.

Amortizable Bond Premium

If a U.S. Holder purchases a note for an amount in excess of its principal amount, the note will be considered to have “amortizable bond premium” equal in amount to such excess, but not including any amount attributable to the conversion features of the note. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest income otherwise required to be included in respect of the note during the taxable year by the amortized amount of such excess for the taxable year. Amortizable bond premium reduces the holder’s tax basis in the note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Persons considering making this election should consult their own tax advisors.

Market Discount

If a U.S. Holder purchases a note for an amount that is less than its principal amount by more than a de minimis amount, the excess of the principal amount over the U.S. Holder’s purchase price will be treated as “market discount.”

Under the market discount rules, a U.S. Holder will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a note (including certain nontaxable dispositions such as gifts) as ordinary income to the extent of the lesser of (i) the amount of such realized gain, or (ii) the market discount which has not previously been included in income and is treated as having accrued through the time of such disposition. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the note unless the U.S. Holder elects to accrue market discount on a constant yield basis. Absent such an election, a U.S. Holder will be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the corresponding market discount income is recognized.

If a U.S. Holder elects to include market discount in income currently as it accrues, the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and regarding the deferral of interest deductions will not apply. Current accrual of market discount increases the holder’s basis in the note. Any election to include market discount in income currently as it accrues applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Persons considering making this election should consult their tax advisors.

Sale, Exchange, Redemption or Other Disposition of the Notes

A U.S. Holder will generally recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other disposition other than a conversion of the note into common stock. The holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s adjusted tax basis in the note. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the note. The holder’s tax basis in the note will generally equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income.

The gain or loss recognized by a holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year. Long-term capital gains of non-corporate taxpayers are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitation.

Constructive Dividends on Notes

The terms of the notes allow for changes in the conversion rate of the notes in certain circumstances. A change in conversion rate that allows noteholders to receive more shares of Hewitt Class A common stock on conversion may increase the noteholders’ proportionate interests in Hewitt’s earnings and profits or assets. In that case, the noteholders would be treated as though they received a dividend in the form of Hewitt Class A common stock. Such a constructive stock dividend could be taxable to the noteholders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion rate is adjusted to compensate noteholders for distributions of cash or property to Hewitt’s shareholders. Not all changes in conversion rate that allow noteholders to receive more stock on conversion, however, increase the noteholders’ proportionate interests in the company. For instance, a change in conversion rate could simply prevent the dilution of the noteholders’ interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the noteholders’ interests and the conversion rate is not adjusted, the resulting increase in the proportionate interests of Hewitt’s shareholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion rate would be treated like dividends paid in cash or other property. They would result in a taxable dividend to the recipient to the extent of Hewitt’s current or accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gain.

Conversion of the Notes

A U.S. Holder generally will not recognize any income, gain or loss on converting a note into common stock. If the holder receives cash in lieu of a fractional share of stock, however, the holder would be treated as if he received the fractional share and then had the fractional share redeemed for the cash. The holder would recognize gain or loss equal to the difference between the cash received and that portion of his basis in the stock attributable to the fractional share. The holder’s aggregate basis in the common stock (including any fractional share for which cash is paid) will equal his adjusted basis in the note. The holder’s holding period for the stock will include the period during which he held the note.

Dividends on Common Stock

If, after a U.S. Holder converts a note into Hewitt Class A common stock, Hewitt makes a distribution in respect of that stock, the distribution will be treated as a taxable dividend, to the extent it is paid from its current or accumulated earnings and profits. If the distribution exceeds the Hewitt’s current and accumulated profits, the excess will be treated first as a tax-free return of the holder’s investment, up to the holder’s basis in its common stock. Any remaining excess will be treated as capital gain. If the U.S. Holder is a U.S. corporation, it would generally be able to claim a deduction equal to a portion of any dividends received.

Sale of Common Stock

A U.S. Holder will generally recognize capital gain or loss on a sale or exchange of common stock. The holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s adjusted tax basis in the stock. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year.

Special Tax Rules Applicable to Non-U.S. Holders

Although the following discussion applies specifically to Non-U.S. Holders, it is not an exhaustive discussion of the U.S. federal income tax considerations that could apply to such holders. Non-U.S. Holders should consult their own tax advisors concerning the applicability of the United States federal tax laws and the laws of any relevant state, local or non-U.S. taxing jurisdiction.

Taxation of Interest

Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding by the payor. Payments of interest on the notes to most Non- U.S. Holders, however, will qualify as “portfolio interest,” and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

•	owns, directly or indirectly, at least 10 percent of Hewitt voting stock; or

•	is a “controlled foreign corporation” that is related to Hewitt.

In general, a foreign corporation is a controlled foreign corporation if more than 50 percent of its stock is owned, directly or indirectly, by one or more U.S. persons that each owns, directly or indirectly, at least 10 percent of the corporation’s voting stock.

Even if the portfolio interest exception does not apply, payments of interest to a nonresident person or entity might not be subject to withholding tax at a 30 percent rate, or might be subject to withholding tax at a reduced rate, under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence.

The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to Hewitt or its paying agent. If the holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to Hewitt or its paying agent, either directly or through other intermediaries. For payments made to a foreign partnership or other flow-through entity, the certification requirements generally apply to the partners or other owners rather than to the partnership or other entity, and the partnership or other entity must provide the partners’ or other owners’ documentation to Hewitt or its paying agent.

Sale, Exchange, Redemption or Other Disposition of Notes

Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other disposition of notes. This general rule, however, is subject to several exceptions. For example, the gain would be subject to U.S. federal income tax if:

•	the gain is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business;

•	the Non-U.S. Holder was a citizen or resident of the United States and thus is subject to special rules that apply to expatriates; or

•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of notes if any issuer is, or were within five years before the transaction, a “U.S. real property holding corporation” (or USRPHC). In general, any issuer would be a USRPHC if interests in U.S. real estate comprised most of its assets. Hewitt does not believe that it is a USRPHC or that it will become one in the future.

Conversion of the Notes

A Non-U.S. Holder generally will not recognize any income, gain or loss on converting a note into common stock. Any gain recognized as a result of the holder’s receipt of cash in lieu of a fractional share of stock would also generally not be subject to U.S. federal income tax. See “Special Tax Rules Applicable to Non-U.S. Holders—Sale of Common Stock” below.

Dividends and Other Potential Withholding

Dividends paid to a Non-U.S. Holder on common stock received on conversion of a note (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued on conversion, see “U.S. Holders—Constructive Dividends on Notes” above) will generally be subject to U.S. withholding tax at a 30 percent rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. A Non-U.S. Holder must demonstrate its entitlement to treaty benefits by certifying its nonresident status. Some of the common means of meeting this requirement are described above under “Special Tax Rules Applicable to Non-U.S. Holders—Taxation of Interest.”

As more fully described under “Description of Notes—Registration Rights,” upon the occurrence of certain enumerated events Hewitt may be required to pay liquidated damages to you. Payments of such liquidated damages may be subject to U.S. federal withholding tax. Holders should contact their tax advisors concerning the treatment of receipt of such liquidated damages.

Sale of Common Stock

Non-U.S. Holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange, or other disposition of common stock. This general rule, however, is subject to exceptions, some of which are described under “Special Tax Rules Applicable to Non-U.S. Holders—Sale, Exchange, Redemption or Other Disposition of Notes.”

Income or Gains Effectively Connected With a U.S. Trade or Business

The preceding discussion of the tax considerations of the purchase, ownership or disposition of notes or common stock by a Non-U.S. Holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on common stock, or gain from the sale, exchange, redemption or other disposition of the notes or stock is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax at the regular graduated rates. If the Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain would probably be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business, and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30 percent withholding tax. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a Form W-8ECI. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business would generally be subject to a “branch profits tax.” The branch profits tax rate is generally 30 percent, although an applicable income tax treaty might provide for a lower rate.

U.S. Federal Estate Tax

The estates of nonresident alien individuals are subject to U.S. federal estate tax on property with a U.S. situs. The notes will not be U.S. situs property as long as interest on the notes paid immediately before the death of the holder would have qualified as portfolio interest, exempt from withholding tax as described above under “—Special Tax Rules Applicable to Non-U.S. Holders—Taxation of Interest.” Because Hewitt is a U.S. corporation, the Hewitt Class A common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent. The U.S. federal estate tax liability of the estate of a nonresident alien may be affected by a tax treaty between the United States and the decedent’s country of residence.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

Payments of interest or dividends to individual U.S. Holders of notes or common stock will generally be subject to information reporting, and will be subject to backup withholding unless the holder provides Hewitt or its paying agent with a correct taxpayer identification number and complies with applicable certification requirements.

Payments to Non-U.S. Holders of dividends on common stock, or interest on notes, will generally not be subject to backup withholding. To avoid backup withholding, a Non-U.S. Holder will have to certify its nonresident status. Some of the common means of doing so are described under “Special Tax Rules Applicable to Non-U.S. Holders—Taxation of Interest.” Hewitt must report annually to the IRS the interest and/or dividends paid to each Non-U.S. Holder and the tax withheld, if any, with respect to such interest and/or dividends including any tax withheld under the rules described above under “Special Tax Rules Applicable to Non-U.S. Holders—Taxation of Interest” and “Special Tax Rules Applicable to Non-U.S. Holders—Dividends and Other Potential Withholding.” Copies of these reports may be made available to tax authorities in the country where the Non-U.S. Holder resides.

Payments made to U.S. Holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

Payments made to Non-U.S. Holders by a broker upon a sale of notes or common stock will not be subject to backup withholding as long as the Non-U.S. Holder certifies its foreign status.

Any amounts withheld from a payment to a holder of notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF HEWITT’S NOTES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

SELLING SECURITYHOLDERS

Exult originally issued the notes in a private placement in September and October 2003. The notes were resold by the initial purchasers of the notes in the United States to qualified institutional buyers under Rule 144A under the Securities Act. Selling securityholders may offer and sell the notes and the underlying Hewitt Class A common stock pursuant to this prospectus.

The following table sets forth information as of September 30, 2004 about the principal amount of notes and the underlying Hewitt Class A common stock beneficially owned by each selling securityholder that may be offered using this prospectus. The information on each selling securityholder is based on information supplied to Hewitt by such selling securityholder.

Name(1)	Principal Amount of Notes Beneficially Owned and that may be Sold	Percentage of Notes Outstanding	Number of Shares of Hewitt Class A Common Stock Beneficially Owned and that may be Sold(2)	Percentage of Hewitt Class A Common Stock Outstanding(3)
Advent Convertible Master (Cayman) LP	$5,325,000	4.84%	90,561	*
Allstate Insurance Company	$2,000,000	1.82%	34,013
Alpha U.S. Sub Fund 4 LLC	$237,000	0.22%	4,030	*
Argent LowLev Convertible Arbitrage Fund Ltd.	$3,650,000	3.30%	62,074
Barclays Global Investors Limited	$1,000,000	0.91%	17,006	*
B.C. McCabe Foundation	$150,000	0.14%	2,551	*
BP Amoco PLC Master Trust	$418,000	0.38%	7,110	*
Citadel Equity Fund Ltd.(4)	$9,295,000	8.45%	158,078	*
Citadel Jackson Investment Fund Ltd.(4)	$1,205,000	1.10%	20,493	*
CNH CA Master Account, L.P.	$2,750,000	2.50%	46,768	*
CommerzBank Securities(6)	$5,400,000	4.90%	91,836	*
DB Equity Opportunities Master Portfolio Ltd.	$200,000	0.18%	3,401	*
Deep Rock & Co.	$1,000,000	0.91%	17,006	*
Deutsche Bank Securities Inc.(5)	$17,500,000	15.91%	297,619	*
Excelsior Master Fund L.P.	$750,000	0.68%	12,755	*
Geode US Convertible Arbitrage Fund, a Series of Geode Investors LLC	$1,000,000	0.91%	17,006
GLG Global Convertible Fund	$2,150,000	1.95%	36,564	*
GLG Global Convertible Units Fund	$850,000	0.77%	14,455	*
GLG Market Neutral Fund	$3,000,000	2.73%	51,020	*
Goldman, Sachs & Co.	$6,390,000	5.81%	108,673	*
HFR Arbitrage Fund	$257,000	0.23%	4,370	*
Hotel Union & Hotel Industry of Hawaii Pension Plan	$149,000	0.14%	2,534	*
ING Convertible Fund	$1,475,000	1.34%	25,085	*
ING VP Convertible Fund	$25,000	0.02%	425	*
Intl. Truck & Engine Corp. Non Contributory Retirement Plan Trust	$675,000	0.61%	11,479	*
Intl. Truck & Engine Corp. Retirement Plan for Salaried Employee’s Trust	$1,000,000	0.91%	17,006	*
KBC Financial Products USA Inc.(5)	$250,000	0.23%	4251	*
KeySpan Foundation	$50,000	0.05%	850	*
Lord Abbett Investment Trust – LA Convertible Fund	$1,150,000	1.05%	19,557	*

Name(1)	Principal Amount of Notes Beneficially Owned and that may be Sold	Percentage of Notes Outstanding	Number of Shares of Hewitt Class A Common Stock Beneficially Owned and that may be Sold(2)	Percentage of Hewitt Class A Common Stock Outstanding(3)
LYXOR	$631,000	0.57%	10,731	*
Man Convertible Bond Master Fund, Ltd.	$5,364,000	4.88%	91,224	*
National Bank of Canada(5)	$750,000	0.68%	12,755	*
National Fuel & Gas Company Retirement Plan	$200,000	0.18%	3,410	*
Otter Creek International LTD	$360,000	0.33%	6,122
Otter Creek Partners I, LLP	$240,000	0.22%	4,081
Oxford, Lord Abbett & Co.	$1,875,000	1.70%	31,887	*
Pyramid Equity Strategies Fund	$50,000	0.05%	850	*
Sphinx Convertible Arb Fund SPC	$170,000	0.15%	2,891	*
SSI Blended Market Neutral L.P.	$297,000	0.27%	5,051	*
SSI Hedged Convertible Market Neutral L.P.	$323,000	0.29%	5,493	*
St. Albans Partners Ltd.	$6,000,000	5.45%	102,040	*
St. Thomas Trading, Ltd.(4)	$7,386,000	6.71%	125,612	*
South Dakota Retirement System	$1,500,000	1.36%	25,510	*
TAG Associates	$50,000	0.05%	850	*
Total Fina Elf Finance USA, Inc.	$300,000	0.27%	510	*
UBS AG London Branch(4)	$13,500,000	12.27%	229,591	*
Viacom Inc. Pension Plan Master Trust	$13,000	0.01%	221	*
Wachovia Bank National Association	$7,500,000	6.82%	127,551	*
Wachovia Securities International LTD	$2,000,000	1.82%	34,013
Zazove Convertible Arbitrage Fund, L.P.	$4,500,000	4.09%	76,330	*
Zazove Hedged Convertible Fund, L.P.	$1,900,000	1.73%	32,313	*
Zurich Institutional Benchmarks Master Fund Ltd.	$2,500,000	2.27%	42,517	*
Total**	$110,000,000	100%	1,870,748	1.9%

*	Less than 1%.

**	Hewitt believes that because certain of the listed selling securityholders have sold or transferred notes in transactions exempt from the registration requirements of the Securities Act, rather than pursuant to this registration statement, such selling securityholders own less than as set forth in the table above. In addition, the transferees in such exempt transactions may also have included the notes in the table set forth above. As a result, the sum of the principal amount of notes listed as beneficially owned by selling securityholders is more than $110,000,000. However, the maximum aggregate principal amount of notes that may be sold under this prospectus will not exceed $110,000,000 and the maximum number of shares of Hewitt Class A common stock that may be sold under this prospectus will not exceed 1,870,748 shares (assuming a conversion rate of 17.0068 shares of Hewitt Class A common stock per $1,000 principal amount of the notes).

(1)	Except as indicated in the footnotes, to Hewitt’s knowledge none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with Hewitt. Some of the selling securityholders are clients of Hewitt, but Hewitt does not believe that any of the relationships are material.

(2)	Assumes conversion of all of the holder’s notes at a conversion rate of 17.0068 shares of Hewitt Class A common stock per $1,000 principal amount of the notes. However, this conversion rate is subject to adjustment as described under “Description of Notes—Conversion Rights.” As a result, the amount of Hewitt Class A common stock issuable upon conversion of the notes may increase or decrease in the future.

(3)	Based on 98,177,197 shares of Hewitt Class A common stock outstanding as of September 28, 2004. In calculating this percentage, Hewitt treated as outstanding that number of shares of Hewitt Class A common stock issuable upon conversion of all of a particular holder’s notes. However, Hewitt did not assume the conversion of any other holder’s notes.

(4)	Affiliate of a broker-dealer, based on information provided to Hewitt by this selling securityholder.

(5)	A broker-dealer, based on information provided to Hewitt by this selling securityholder.

(6)	Goldman, Sachs & Co. was an initial purchaser of the notes on September 30, 2003 and October 10, 2003.

The selling securityholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date on which the information in the above table is presented. Information about the selling securityholders may change from time to time. Any changed information with respect to which Hewitt has given notice will be set forth in prospectus supplements.

Because the selling securityholders may offer all or some of their notes or the underlying Hewitt Class A common stock from time to time, Hewitt cannot estimate the amount of the notes or underlying Hewitt Class A common stock that will be held by the selling securityholders upon the termination of any particular offering. See “Plan of Distribution.”

Beneficial ownership is determined under the rules of the SEC, and generally includes voting or investment power with respect to securities. Except as otherwise indicated above, to Hewitt’s knowledge, the persons and entities named in the selling securityholder table have sole voting and sole investment power with respect to all securities which they beneficially own.

Each of the selling securityholders who are affiliates of broker-dealers have informed Hewitt that they did not purchase the securities outside of the ordinary course of business or, at the time of the purchase of the securities, have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

Hewitt will not receive any of the proceeds of the sale of the notes, or the Hewitt Class A common stock issued upon conversion of the notes, offered by this prospectus. The notes and the underlying Hewitt Class A common stock may be sold from time to time to purchasers:

•	directly by the selling securityholders;

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, notes or concessions or commissions from the selling securityholders or the purchasers of the notes or Hewitt Class A common stock.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the underlying Hewitt Class A common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any selling securityholder that is a broker-dealer or an affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of the Securities Act, unless such selling securityholder purchased its notes in the ordinary course of business, and at the time of its purchase of the notes to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes. As a result, any profits on the sale of the notes and the underlying Hewitt Class A common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were to be deemed underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Even if they are not deemed underwriters, selling securityholders may be subject to Rule 10b-5 under the Exchange Act and other statutory liabilities.

If the notes and the underlying Hewitt Class A common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the underlying Hewitt Class A common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes or the underlying Hewitt Class A common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the Hewitt Class A common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes and the underlying Hewitt Class A common stock, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and the underlying Hewitt Class A common stock in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying Hewitt Class A common stock short and deliver notes and the underlying Hewitt Class A common stock to close out short positions, or loan or pledge notes and the underlying Hewitt Class A common stock to broker-dealers that in turn may sell the notes and the underlying Hewitt Class A common stock.

To Hewitt’s knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying Hewitt Class A common stock by the selling securityholders. At any time a particular offer of the notes, or the Hewitt Class A common stock issued upon conversion of the notes, covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of notes, or shares of Hewitt Class A common stock issued upon conversion of the notes, covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the notes, or shares of Hewitt Class A common stock issued upon conversion of the notes, covered by this prospectus.

The selling securityholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.

Hewitt’s Class A common stock is listed on the New York Stock Exchange under the symbol “HEW.” Hewitt does not intend to apply for the listing of the notes on any securities exchange or for quotation through the Nasdaq National Market. Accordingly, Hewitt cannot assure that the notes will be liquid or that any trading for the notes will develop.

There can be no assurance that any selling securityholder will sell any or all of the notes and the underlying Hewitt Class A common stock pursuant to this prospectus. In addition, any notes and the underlying Hewitt Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act or another exemption from registration may be sold under Rule 144 or Rule 144A or such other exemption from registration rather than pursuant to this prospectus. In addition, Hewitt cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying Hewitt Class A common stock by other means not described in this prospectus.

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying Hewitt Class A common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying Hewitt Class A common stock to engage in market-making activities with respect to the particular notes and the underlying Hewitt Class A common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying Hewitt Class A common stock and the ability of any person to engage in market-making activities with respect to the notes and the underlying Hewitt Class A common stock.

Any selling securityholder who is a “broker-dealer” will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling securityholder purchased its notes in the ordinary course of business, and at the time of its purchase of the notes to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes. To Hewitt’s knowledge, Deutsche Bank Securities Inc., Jefferies & Company Inc., KBC Financial Products USA Inc, and National Bank of Canada are the only selling securityholders who are registered broker-dealers and, as such, they are underwriters of the notes and the underlying Hewitt Class A common stock within the meaning of the Securities Act. Other than the performance of investment banking, advisory and other commercial services for Hewitt in the ordinary course of business from time to time by some of these broker-dealers, Hewitt does not have a material relationship with any of them and none of these broker-dealers has the right to designate or nominate a member or members of Hewitt’s boards of directors. These securityholders purchased their notes in the open market, not directly from Hewitt, and it is not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilizing transactions involving the purchase or distribution of these securities by these securityholders. To Hewitt’s knowledge, none of the selling securityholders who are affiliates of broker-dealers purchased the notes outside of the ordinary course of business or, at the time of the purchase of the notes, had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

Hewitt is permitted to prohibit offers and sales of securities pursuant to this prospectus under certain circumstances and subject to certain conditions for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period. During the time periods when the use of this prospectus is suspended, each selling securityholder has agreed not to sell notes or shares of Hewitt Class A common stock issuable upon conversion of the notes. Hewitt also agreed to pay liquidated damages to certain holders of the notes and shares of Hewitt Class A common stock issuable upon conversion of the notes if the prospectus is unavailable for periods in excess of those permitted.

Pursuant to the registration rights agreement filed as an exhibit to this registration statement, Hewitt and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

Hewitt and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Hewitt makes no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Hewitt has agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and the underlying Hewitt Class A common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the notes and the underlying shares of Hewitt Class A common stock covered by this prospectus may engage in transactions with and perform other services for Hewitt in the ordinary course of their business for which they receive customary compensation.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that Hewitt filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including the exhibits and schedules, contains additional relevant information about Hewitt and these securities that, as permitted by the rules and regulations of the SEC, Hewitt has not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about Hewitt and these securities.

Hewitt files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Hewitt files at the following SEC location:

Public Reference Room

450 Fifth Street, N.W.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Reports, proxy and information statements, and other information filed electronically by Hewitt with the SEC are available to the public at the SEC’s web site at http://www.sec.gov. However, information on the SEC’s web site does not constitute a part of this prospectus.

In addition, the Class A common stock of Hewitt is listed on the New York Stock Exchange and similar information concerning Hewitt can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Hewitt files annual, quarterly and current reports, proxy statements and other information with the SEC. Some of the information that you may want to consider in deciding whether to invest in the notes and the shares of Hewitt Class A common stock underlying the notes is not included in this prospectus, but rather is incorporated by reference to documents that Hewitt has filed with the SEC. This permits Hewitt to disclose important information to you by referring to those filings rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. In addition, information that Hewitt files with the SEC after the date of the original registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and any information that Hewitt files after the date of this prospectus and before the date that the offerings of the notes and the shares of Hewitt Class A common stock underlying the notes by means of this prospectus are terminated will update and may supersede the information contained in this prospectus and incorporated filings.

Hewitt incorporates by reference its documents listed below and any respective future filings made by them with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and until this offering is completed:

•	Hewitt’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

•	Hewitt’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2003, March 31, 2004 and June 30, 2004.

•	Hewitt’s Current Reports on Form 8-K filed with the SEC on November 13, 2003; June 16, 2004; June 18, 2004; and October 1, 2004 (as amended by the Form 8-K/A filed on October 6, 2004) (other than those portions furnished under Item 9 or Item 12 of Form 8-K).

•	The description of Hewitt’s common stock contained in its registration statement on Form 8-A filed under the Exchange Act and any amendments or reports filed for purposes of updating that description.

Any statement contained in this prospectus or any document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated by reference into this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such statements are qualified in all respects by all of the provisions of such contract or other document. Information which is furnished but not filed with the SEC shall not be incorporated by reference in this prospectus.

Each person to whom a prospectus is delivered, including beneficial owners, may obtain a copy of these filings, at no cost, by writing or calling Hewitt at the following address:

Hewitt Associates, Inc. 100 Half Day Road Lincolnshire, Illinois 60069 Attention: Investor Relations Telephone: (847) 295-5000

If at any time during the two-year period after October 10, 2003 Hewitt is not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, it will furnish to holders of notes, holders of Hewitt Class A common stock issued upon conversion thereof and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such notes and Hewitt Class A common stock issued on conversion thereof.

LEGAL MATTERS

Jones Day, New York, New York, has issued an opinion with respect to the validity of the notes to be offered and sold by this prospectus and C. Lawrence Connolly, III, Hewitt’s General Counsel, has issued an opinion with respect to the validity of the shares of Class A common stock to be offered and sold by this prospectus. As of the date of this prospectus, Mr. Connolly beneficially owned shares of Hewitt common stock. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, Hewitt will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated and combined financial statements of Hewitt and its subsidiaries as of September 30, 2003 and 2002, and for each of the years in the three-year period ended September 30, 2003, incorporated in this prospectus by reference to Hewitt’s Annual Report on Form 10-K for the year ended September 30, 2003 have been so incorporated in reliance on the report of Ernst & Young LLP, an Independent Registered Public Accounting Firm, given on the authority of said firm as experts in auditing and accounting.

$110,000,000

Hewitt Associates, Inc.

2.50% Convertible Senior Notes due October 1, 2010

and

Shares of Hewitt Associates, Inc. Class A Common Stock

Issuable Upon Conversion of the Notes

Prospectus

                             , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by Hewitt in connection with the offering of their securities being registered hereby. All amounts are estimated except the SEC registration fee.

SEC Registration Fee	$13,937	*
Printing Expenses	$25,000
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$15,000
Miscellaneous	$10,000

Total	$94,498

*	A registration fee in the amount of $8,899 was previously paid by Exult in respect of these securities.

Item 15.	Indemnification of Directors and Officers.

The Delaware General Corporation Law

Hewitt is a Delaware corporations. Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)	to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Hewitt, and whether civil, criminal, administrative, investigative or otherwise.

Hewitt Associates, Inc.

Hewitt’s amended and restated certificate of incorporation provides for indemnification to the fullest extent authorized under the Delaware General Corporation Law. Hewitt’s amended and restated certificate of incorporation further provides that its current or former directors will not be personally liable to Hewitt or its stockholders for monetary damages for breach of fiduciary duty except for, and only to the extent of:

•	liability for any breach of duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

•	under Delaware General Corporation Law Section 174;

•	any transaction from which the director derived any improper personal benefit.

Hewitt’s amended and restated bylaws also provides for indemnification to the fullest extent authorized by the Delaware General Corporation Law for any person who is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of Hewitt or is or was serving at the request of Hewitt as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Hewitt is obligated to pay the expenses (including attorneys’ fees) incurred by any such person defending any proceeding in advance of its final disposition; provided, however, that any advancement of expenses will only be made upon receipt of an undertaking by such person to repay all amounts advanced if a final judicial determination is made that such person is not entitled to be indemnified for such expenses. Hewitt’s amended and restated bylaws permit, and Hewitt has purchased and maintains, director and officer insurance providing for indemnification for its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

The foregoing is only a general summary of certain aspects of Delaware law and the applicable sections of Hewitt’s certificates of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware General Corporation Law and the applicable sections of Hewitt’s certificates of incorporation and bylaws.

Item 16.	Exhibits and Financial Schedule.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Hewitt Associates, Inc., as in effect on the date hereof. Previously filed as Exhibit 3.1 to Amendment No. 2 to Hewitt’s Registration Statement on Form S-1, as amended, Registration No. 333-84198 and incorporated herein by this reference.

3.2	Amended and Restated Bylaws of Hewitt Associates, Inc. Previously filed as Exhibit 3.2 to Amendment No. 2 to Hewitt’s Registration Statement on Form S-1, as amended, Registration No. 333-84198 and incorporated herein by this reference.

3.5	Form of Hewitt Class A Common Stock certificate. Previously filed as Exhibit 4.1 to Amendment No. 2 to Hewitt’s Registration Form S-1, as amended, Registration Statement No. 333-84198 and incorporated herein by this reference.

4.1	Indenture, dated as of September 30, 2003, by and between Exult, Inc. and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as Trustee.

4.2	First Supplemental Indenture, dated as of October 1, 2004, by and between Hewitt Associates, Inc., Exult, Inc. and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as Trustee. Previously filed as Exhibit 4.1 to Amendment No. 1 to Hewitt’s Form 8-K, as amended, filed on October 6, 2004 and incorporated herein by this reference.

4.3	Registration Rights Agreement, dated as of September 30, 2004, between Exult, Inc., and Goldman, Sachs & Co., Banc of America Securities LLC, and Morgan Stanley & Co. Incorporated, as Initial Purchasers. Previously filed as Exhibit 4.5 to Exult’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by this reference.

4.4	Form of 2.5% Convertible Senior Note (included in Exhibit 4.2).

5.1	Opinion of C. Lawrence Connolly, III, General Counsel of Hewitt Associates, Inc.

5.2	Opinion of Jones Day.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of C. Lawrence Connolly, III, General Counsel of Hewitt Associates, Inc. (included in Exhibit 5.1).

23.2	Consent of Jones Day (included in Exhibit 5.2).

23.3	Consent of Ernst and Young, LLP

24.1	Powers of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 of J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.).

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 17 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hewitt certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois on October 6, 2004.

HEWITT ASSOCIATES, INC.

By:	/s/ DALE L. GIFFORD
Name:	Dale L. Gifford
Title:	Chairman and Chief Executive Officer and

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ DALE L. GIFFORD Dale L. Gifford	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2004

/s/ DAN A. DECANNIERE Dan A. DeCanniere	Chief Financial Officer (Principal Financial and Accounting Officer)	October 6, 2004

* Bryan J. Doyle	Director	October 6, 2004

* Cheryl A. Francis	Director	October 6, 2004

* Julie S. Gordon	Director	October 6, 2004

* Daniel J. Holland	Director	October 6, 2004

* Michele M. Hunt	Director	October 6, 2004

* James P. Kelly	Director	October 6, 2004

* Cary D. McMillan	Director	October 6, 2004

Steven P. Stanbrook	Director	October 6, 2004

* Michael E. Greenlees	Director	October 6, 2004

Signature	Title	Date

/S/ STEVEN A. DENNING Steven A. Denning	Director	October 6, 2004

/S/ THOMAS J. NEFF Thomas J. Neff	Director	October 6, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors identified above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ DALE L. GIFFORD
Dale L. Gifford Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of September 30, 2003, by and between Exult, Inc. and Bank One Trust Company, N.A., as Trustee.

5.1	Opinion of C. Lawrence Connolly, III, General Counsel of Hewitt Associates, Inc.

5.2	Opinion of Jones Day.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.3	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 of J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.).